Table of Contents

As filed with the Securities and Exchange Commission on August 31, 2023

Registration No. 333-271846

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

STEMTECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7370	87-2151440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4851 Tamiami Trail North, Suite 200

Naples, FL 34103

(954) 715-6000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Charles S. Arnold

Chief Executive Officer

4851 Tamiami Trail North, Suite 200

Naples, FL 34103

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Soyoung Lee, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2023

PRELIMINARY PROSPECTUS

165,200,135 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 165,200,135 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), by the selling stockholders (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of:

(i)	up to 65,909,091 Shares issuable upon conversion of that certain Senior Secured Promissory Note dated March 27, 2023 (the “2023 Note”) issued by the Company to one (1) Selling Stockholder pursuant to the Securities Purchase Agreement between the Company and such Selling Stockholder dated March 27, 2023 (the “2023 Purchase Agreement”);

(ii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 1 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustment provisions (the “Series 1 Warrants”); and

(iii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 2 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.15 per share, subject to customary adjustment provisions (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”);

(iv)	up to 15,390,621 Shares issuable upon conversion of that certain Promissory Convertible Note (of which 9,825,859 was already issued) dated effective August 30, 2021 (the “MCUS 2021 Note”) issued by the Company to MCUS, LLC (“MCUS”) pursuant to the Securities Purchase Agreement between the Company and MCUS dated August 30, 2021 (the “MCUS 2021 SPA”) and pursuant to a debt settlement agreement dated December 9, 2022 (the “Debt Settlement Agreement”) in exchange for $250,000 in liquidated damages three tranches 2,559,600 shares of the Company’s common stock totaling 7,678,800 shares of the Company’ common stock;

(v)	up to 93,115 Shares issuable upon exercise of that certain Common Share Purchase Warrant (the “MCUS 2021 Warrant”) issued to MCUS pursuant to the MCUS 2021 SPA, exercisable until August 30, 2024 at an exercise price of $3.00 per share;

(vi)	5,695,920 Shares issued upon conversion of that certain Promissory Convertible Note dated effective August 31, 2021 (the “2021 Leonite Note) issued by the Company to Leonite Fund I, LP (“Leonite”);

(vi)	up to 10,500,000 Shares issued to Leonite (the “Leonite Settlement Shares”) pursuant to that certain Global Settlement & Exchange of Senior Secured Convertible Promissory Note (of which 6,340,591 was already issued) dated February 28, 2023 between the Company and Leonite (the “Leonite Exchange Agreement”);

(vii)	up to 110,000 Shares (the “Leonite Warrant Exchange Shares”) issued in exchange for warrants held by Leonite pursuant to the Leonite Exchange Agreement;

(viii)	up to 38,152 Shares issued to Leonite (the “Outstanding Equity Interest Shares”) pursuant to the Leonite Exchange Agreement;

(ix)	up to 1,400,000 Shares issuable upon exercise of that certain Common Stock Warrant (the “Sharing Services Warrant” and together with the Series 1 Warrants, the Series 2 Warrants, the MCUS 2021 Warrant, collectively, the “Warrants”) issued to Sharing Services pursuant to the Sharing Services SPA, exercisable at any time until September 13, 2024 at an exercise price of $0.05 per share; and

(x)	up to 154,173 Shares issued to Sharing Services as an origination fee (the “Origination Fee Shares”) pursuant to the Sharing Services SPA.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any Warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Our Common Stock is quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. (“OTCQB”) under the symbol “STEK.” On August 21, 2023, the last reported sale price of our Common Stock on OTCQB was $0.0375 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus. We and our board of directors are not making any recommendation regarding the exercise of your rights.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2023.

Unless the context requires otherwise, references in this prospectus to “Stemtech,” “our company,” “we,” “our” “us” and similar terms refer to Stemtech Corporation, a Nevada corporation, and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should carefully read all of the information contained in this prospectus, including the risks described under “Risk Factors” and our consolidated financial statements and the related notes from our 2022 Annual Report on Form 10-K before making an investment decision.

Overview

Stemtech Corporation and its subsidiaries (collectively, the “Company,”, “Stemtech,” “we,” “us,” or “our”) was incorporated in the State of Nevada, USA on September 4, 2009 under the name Globe Net Wireless Corp., with ticker symbol “GNTW”. We have changed our corporate name to Stemtech Corporation in the state of Nevada and listed on the OTCQB with the ticker symbol “STEK”. Stemtech is a global network marketing company that develops science-based products that it believes supports wellness by helping the body maintain healthy stem cell physiology, also known as stem cell enhancers. Known as the Stem Cell Nutrition Company®, the Company is a pioneer in nutritional stem cell science and believes it can demonstrate that adult stem cells function as the natural renewal system of the body. The Company believes our products enhance and support the work of the body’s stem cells by releasing more stem cells, helping to circulate them in the blood and migrate them into tissues, where they can perform their daily function of renewal for optimal health. Our Mission is to enhance wellness and prosperity around the world. These products are marketed internationally by the Company’s subsidiaries and through Independent Business Partners (“IBPs”). The Company markets its products under the following brands: RCM System, stemrelease3™, Stemflo® MigraStem™, OraStem® (Oral Health Care), and D-Fuze™ (Electromagnetic Frequency (“EMF”) blocker). Stemtech also introduced a new skincare product in December 2022: Cellect One™ Rapid Renew Stem Cell Peptide Night Cream. Stemtech has also trade-marked the term “stemceuticals™” as a brand, which is the combination of ‘stem cells’ and ‘nutraceuticals’.

On August 19, 2021, Stemtech Corporation (“Stemtech”), a (Delaware corporation), entered into a Merger Agreement (the “Merger Agreement”) with Globe Net Wireless Corp. (“Globe Net” or “GNTW”) (the “Merger”). The Merger was accounted for as a reverse acquisition and recapitalization in accordance with the Accounting Standards Codification topic 805, Business Combinations (“ASC 805”). Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Stemtech acquired Globe Net for financial accounting purposes. On November 9, 2021, the Company changed its fiscal year end date from August to December.

Implications of Being an Emerging Growth Company

Emerging Growth Company - We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of at least $1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30.

As an emerging growth company, we are exempt from:

·	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;
·	The requirement to provide, in any registration statement, periodic report or other report to be filed with the SEC certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;
·	Compliance with new or revised accounting standards until those standards are applicable to private companies;
·	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, to provide auditor attestation of our internal controls and procedures; and
·	Any Public Company Accounting Oversight Board, or “PCAOB”, rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Stemtech offers and sells our products primarily through Independent Business Partners (“IBPs”), similar to Herbalife or Amway distribution systems with a limited number of wholesale and/or independent distributors, or consumers who purchase products directly online through Stemtech’s global website. IBPs sell products directly to consumers and through their own network of IBPs they have developed. IBP’s can purchase products at wholesale prices for resale to earn profits. IBPs also earn commissions based upon a multi-tiered program for sales purchased by consumers registered under an IBP or one of their networked IBPs. Currently Stemtech has offices in the United States, Canada, Mexico, Ecuador, and Taiwan. IBPs sell Stemtech products and provide details and information to customers about our all-natural health products. The majority of our products are shipped directly to the consumer direct from the company where no individual IBP has to carry or store inventory. Most fulfillment is done by the Company, saving time and providing more efficiency for our IBPs and the Company.

Product Development, Production and Distribution

In every country we sell our products, we register our products adhering to local laws and registration requirements prior to sales in the particular country. Our IBPs are commission based with a down line plan that offers IBPs income possibilities based upon how many customers they introduce to our products. Our IBPs generate income on up to 6 downlines of distribution. The Company pays the IBPs direct weekly and monthly commissions, as well as bonuses. The system is maintained for efficiency through Exigo, LLC, a company that specializes in payment processing with a focus on our specific industry. The Company currently has six (6) patents on the formulations for our products. These products are manufactured to Stemtech`s specifications in various cGMP manufacturing facilities that meet federal requirements. To date, there has never been a recall associated with our Stemtech products.

In the first quarter of 2023, Stemtech acquired Life Factor Research (“LFR”). LFR developed the IP and produced our most recent new product “Cellect One”. With Stemtech`s acquisition of LFR, Stemtech plans to develop and offer new health related products for our direct sales division for distributors as well as to be able to develop non Stemtech products for other companies as clients seeking innovative products.

As a wholly owned subsidiary of Stemtech, LFR is responsible for the development of new products has access to research and development scientists who are developing products within the stem cell niche. In addition, LFR is working on updating current product formulations with current science and more state-of-the-art ingredients to enable Stemtech with the goal to provide more disruptive, leading-edge health products. Stemtech formulates products to be compliant with the health regulation agencies for each country in which we do business.

Most of the nutritional supplements are contract manufactured at our business manufacturing partner located in Miami, FL. Our partner carries United States Food and Drug Administration (“FDA”) licenses and manufactures in accordance with current Good Manufacturing Practices (cGMP) standards. Raw materials are received into quarantine, lab tested to match Stemtech’s specification and put into storage until required for production. Tests are again taken after the manufacturing process and issued with a Certificate of Analysis. For some countries, we ship in a bulk blend (meaning a complete product but not yet encapsulated or bottled) where the receiving subsidiary’s contract manufacturing partners, which are also cGMP certified, complete the process.

The finished goods products are then sent to the distribution facilities and stored until orders are placed by our IBPs or customers. No orders are shipped until payment is received. Stemtech has no accounts receivable from our customers. Stemtech products are primarily sold through our network marketing model, but not exclusively. In some cases, we have entered into licensing agreements with a business wanting to distribute our products. In such situations, the licensee is prohibited from selling the products, customized for that country and compliant with local regulations and is not sold through the network marketing or commissionable model.

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Competitors

Stemtech is a pioneer in stem cell nutrition, with the original products developed in 2005. Our products are all natural, plant based and have been sold since their original introduction with over $600 million in total sales. According to a “Research and Marketing” publication of February 2023 “Stem Cell Therapy Global Market Report 2023 Region: Global, 175 pages”, “the stem cell therapy market will grow from $5.14 billion in 2022 to $6.4 billion in 2023 at a compound annual growth rate (CAGR) of 25.5%.  The stem cell therapy market is expected to grow to $11.88 billion in 2027 at a CAGR of 16.5%.” We believe the emergence of new products being developed in stem cell therapy will raise the attention of all stem cell work and validate our products and method of distribution in the stem cell nutrition field.

Competitive Advantage

Stemtech products have been sold for over 18 years and we believe has created a strong brand for our products within our consumer base even though our products are not currently a household name or widely distributed. This belief is based on the numerous remarkable stories consumers have provided based on their personal experience with our products. Although our products are not currently widely distributed or known by many consumers, we believe our experienced leadership and network of research and development partners provides us with a competitive advantage in our space.

Recent Developments

2023 Purchase Agreement

On March 27, 2023, the Company and one Selling Stockholder (the “Holder”) executed an investment agreement for up to $7,000,000 pursuant to a Securities Purchase Agreement (the “2023 Purchase Agreement”), a Senior Secured Convertible Promissory Note (the “2023 Note”), Series 1 Warrants (the “Series 1 Warrants”), Series 2 Warrants (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”) and Registration Rights Agreement (the “Registration Rights Agreement”).

The 2023 Note has a principal amount of up to $7,000,000 with an original issue discount of 12% and is to be disbursed in four (4) disbursements as set forth on Schedule A of the 2023 Note and as follows: (i) the first disbursement in the amount of $1,000,000 occurred on March 27, 2023; (ii) the second disbursement in the amount of $200,000 occurred on May 5, 2023; (iii) the third disbursement in the amount of $500,000 is due forty-five (45) days after effectiveness of this registration statement; and (iv) $120,000 is due forty-five (45) days after the third disbursement. The 2023 Note carries an interest rate equal to seven percent (7%) per annum and is redeemable by the Company at any time at an amount equal to one hundred twenty-five percent (125%) of the then outstanding principal and interest accrued on the Note. All additional disbursements will be made at the Holder’s discretion, at any time, and if the Holder’s broker refuses to custody the securities issued in connection therewith, the Holder will have no obligation to make a disbursement under the disbursement schedule, but will have the option to make such disbursement. In addition, on May 5, 2023 and June 1, 2023, the Holder made additional disbursements in the amount of $50,000 and $61,000, respectively. On May 9, 2023, the Holder made an additional $250,000 advance of the required disbursements to the Company.

The Company is required to repay the 2023 Note twelve months after each disbursement.

The Initial Conversion Price applicable to the 2023 Note is 125% of the closing stock price on the date of disbursement (the “Initial Conversion Price”) and will be effective for sixty (60) days following the disbursement date. After the initial sixty (60) days following the disbursement date, the conversion price shall equal the lower of: (i) the Initial Conversion Price and (ii) ten cents ($0.10) per share of Common Stock.

The amount of stock registered for resale was determined by adding all outstanding debt and common stock equivalents, from Holders who were entitled to have their shares registered, on an as-if converted basis.

The Series 1 Warrant is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustments. The Series 2 Warrants is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.15 per share.

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The Holder agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time while the 2023 Note remains outstanding or while the Selling Stockholder holds any 2023 Warrants.

Leonite Exchange Agreement

On February 28, 2023, the Company and Leonite Fund I, LP entered into that certain Global Settlement & Exchange of Senior Secured Convertible Promissory Note (the “Exchange Agreement”) with Leonite Fund I, LP (“Leonite”), a Selling Stockholder. Pursuant to the terms of the Exchange Agreement, Leonite agreed to exchange the total balance due under its Senior Secured Convertible Promissory Note dated September 1, 2021, as amended, for 10,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Additionally, under the Exchange Agreement, the Company agreed to (i) issue 110,000 shares of Common Stock in exchange for warrants previously issued to Leonite and (ii) issue 38,152 shares of Common Stock (the “Outstanding Equity Interest Shares”). For the avoidance of doubt, the Exchange Agreement did not amend or alter them terms and provisions of the 2021 Leonite Note.

MCUS Amendment Agreement

On April 11, 2023, the Company entered into an Amendment of Promissory Note with MCUS, whereby MCUS agreed to amend its conversion price to $0.05. All other terms in the note remain as is and unchanged.

Sharing Services Amendment Agreement

On May 1, 2023, the Company entered into an Amendment of Promissory Note with Sharing Services whereby Sharing Services relinquished its right to conversion of the note into common stock, in exchange for immediate payment of outstanding accrued interest and monthly payments beginning June 1, 2023, until maturity on September 1, 2024.

Our Corporate History

Stemtech Corporation and its subsidiaries (collectively, the “Company”, or “Stemtech”) was incorporated in the State of Nevada, USA on September 4, 2009 under the name Globe Net Wireless Corp., with ticker symbol “GNTW”. We have changed our corporate name to Stemtech Corporation in the state of Nevada, and our Common Stock is listed on the OTCQB with the ticker symbol “STEK”. Stemtech is a global network marketing company that develops science-based products that it believes support wellness by helping the body maintain healthy stem cell physiology, also known as stem cell enhancers. Known as the Stem Cell Nutrition Company®, the Company is a pioneer in nutritional stem cell science and believes it can demonstrate that adult stem cells function as the natural renewal system of the body. The Company believes our products enhance and support the work of the body’s stem cells by releasing more stem cells, helping to circulate them in the blood and migrate them into tissues, where they can perform their daily function of renewal for optimal health. Our mission is to enhance wellness and prosperity around the world. These products are marketed internationally by the Companies subsidiaries and through Independent Business Partners (IBPs). The Company markets its products under the following brands: RCM System, stemrelease3™, Stemflo® MigraStem™, OraStem® (Oral Health Care), and D-Fuze™ (Electromagnetic Frequency (EMF) blocker). Stemtech also introduced a new skincare product in December 2022: Cellect One™ Rapid Renew Stem Cell Peptide Night Cream. Stemtech has also trade-marked the term “stemceuticals™” as a brand, which is the combination of stem cells and nutraceuticals.

On August 19, 2021, Stemtech Corporation (“Stemtech”), a (Delaware corporation), entered into a Merger Agreement (the “Merger Agreement”) with Globe Net Wireless Corp. (“Globe Net” or “GNTW”) (the “Merger”). The Merger is accounted for as a reverse acquisition and recapitalization in accordance with the Accounting Standards Codification topic 805, Business Combinations (“ASC 805”). Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Stemtech acquired Globe Net for financial accounting purposes. On November 9, 2021, the Company changed its fiscal year end date from August to December.

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SUMMARY OF THE OFFERING

This prospectus relates to the resale, from time to time, of up to 165,200,135 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”), comprised of:

(i)	up to 65,909,091 Shares issuable upon conversion of that certain Senior Secured Promissory Note dated March 27, 2023 (the “2023 Note”) issued by the Company to one (1) Selling Stockholder pursuant to the Securities Purchase Agreement between the Company and such Selling Stockholder dated March 27, 2023 (the “2023 Purchase Agreement”);

(ii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 1 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustment provisions (the “Series 1 Warrants”); and

(iii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 2 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.15 per share, subject to customary adjustment provisions (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”);

(iv)	up to 15,390,621 Shares issuable upon conversion of that certain Promissory Convertible Note (of which 9,825,859 was already issued) dated effective August 30, 2021 (the “MCUS 2021 Note”) issued by the Company to MCUS, LLC (“MCUS”) pursuant to the Securities Purchase Agreement between the Company and MCUS dated August 30, 2021 (the “MCUS 2021 SPA”) and pursuant to a debt settlement agreement dated December 9, 2022 (the “Debt Settlement Agreement”) in exchange for $250,000 in liquidated damages three tranches 2,559,600 shares of the Company’s common stock totaling 7,678,800 shares of the Company’ common stock;

(v)	up to 93,115 Shares issuable upon exercise of that certain Common Share Purchase Warrant (the “MCUS 2021 Warrant”) issued to MCUS pursuant to the MCUS 2021 SPA, exercisable until August 30, 2024 at an exercise price of $3.00 per share;

(vi)	5,695,920 Shares issuable upon conversion of that certain Promissory Convertible Note dated effective August 31, 2021 (the “2021 Leonite Note) issued by the Company to Leonite Fund I, LP (“Leonite”);

(vi)	up to 10,500,000 Shares issued to Leonite (the “Leonite Settlement Shares”) issued to Leonite pursuant to that certain Global Settlement & Exchange of Senior Secured Convertible Promissory Note (of which 6,340,591 was already issued) dated February 28, 2023 between the Company and Leonite (the “Leonite Exchange Agreement”);

(vii)	up to 110,000 Shares (the “Leonite Warrant Exchange Shares”) issued in exchange for warrants held by Leonite pursuant to the Leonite Exchange Agreement;

(viii)	up to 38,152 Shares issued to Leonite (the “Outstanding Equity Interest Shares”) pursuant to the Leonite Exchange Agreement;

(ix)	up to 1,400,000 Shares issuable upon exercise of that certain Common Stock Warrant (the “Sharing Services Warrant” and together with the Series 1 Warrants, the Series 2 Warrants, the MCUS 2021 Warrant, collectively, the “Warrants”) issued to Sharing Services pursuant to the Sharing Services SPA, exercisable at any time until September 13, 2024 at an exercise price of $0.05 per share; and

(x)	up to 154,173 Shares issued to Sharing Services as an origination fee (the “Origination Fee Shares”) pursuant to the Sharing Services SPA.

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We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We will, however, receive proceeds from any Warrants that are exercised through the payment of the exercise price in cash. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses, and fees in connection with the registration of the Shares.

Issuer	Stemtech Corporation

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	189,121,101 shares (1)

Shares of Common Stock outstanding before the Offering	100,169,170 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	253,861,000 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is quoted on OTCQB under the symbol “STEK.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 7 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	This amount consists of up to (i) 76,446,281 Shares issuable upon conversion of the 2023 Note, (ii) 38,223,141 Shares issuable upon exercise of the Series 1 Warrants, (iii) 38,223,140 Shares issuable upon exercise of the Series 2 Warrants, (iv) up to 10,715,781 Shares issuable upon conversion of the MCUS 2021 Note, (v) up to 93,115 Shares issuable upon exercise of the MCUS 2021 Warrant, (vi) 13,217,318 Shares issuable upon conversion of the August 2021 Leonite Note, (vii) 10,500,000 Leonite Settlement Shares, (viii) 110,000 Leonite Warrant Exchange Shares, (ix) up to 38,152 Outstanding Equity Interest Shares, (x) 1,400,000 Shares issuable upon exercise of the Sharing Services Warrant, and (xi) 154,173 Origination Fee Shares.

(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 100,169,170 shares outstanding as of August 21, 2023.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of common stock and the trading price of Series A warrants, if any, could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to our Business

The Company is a development stage business and subject to the many risks associated with new businesses.

Our business has a limited operating history and is subject to all of the risks inherent with a development stage enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a development stage enterprise. We have incurred losses and may continue to operate at a net loss for at least the next several years as we execute our business plan. The Company has experienced recurring net losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $21.6 million and a working capital deficiency of approximately $6.8 million at December 31, 2022.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Based on the report from our independent auditors dated April 17, 2023, management stated that our financial statements for the year ended December 31, 2022, were prepared assuming substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including our ability to sell current products and develop and commercialize new products. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

Our operating expenses exceed our revenues and will likely continue to do so for the foreseeable future.

We are in an early stage of our development, and we have not generated sufficient revenues to offset our operating expenses. Our operating expenses will likely continue to exceed our operating income for the foreseeable future, until such time as we are able to monetize our products and generate substantial revenues, particularly as we undertake payment of the increased costs of operating as a public company.

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We have assumed a significant amount of debt and our operations may not be able to generate sufficient cash flows to meet our debt obligations, which could reduce our financial flexibility and adversely impact our operations.

The Company currently has considerable obligations under notes, related party notes and lines of credit outstanding with various lenders. Our ability to make payments on such indebtedness will depend on our ability to generate cash flow. The Company may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be required to be used to service such indebtedness;

•	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

•	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

As of August 21, 2023, the Company has aggregate debt of approximately $2,555,000, net of discount. On March 27, 2023, the Company and an institutional investor executed an investment agreement for up to $7,000,000 pursuant to a Convertible Promissory Note, Share Purchase Agreement and Warrant Agreement (collectively, the “Agreements”). The Convertible Promissory Note includes a 12% Original Issue Discount (the “OID”), which means the Company will be able to draw up to $5,180,000 against the face value of the Convertible Promissory Note. The remaining $3,680,000 available to the Company under the Convertible Promissory Note is disbursed at the discretion of the investor and may never be fully received by the Company.  In addition, on May 5, 2023 and June 1, 2023, the Holder made additional disbursements in the amount of $50,000 and $61,000, respectively. On May 9, 2023, the Holder made an additional $250,000 advance of the required disbursements to the Company.

We will need additional capital, which may be difficult to raise as a result of our limited operating history as a public company or any number of other reasons.

We expect that we will need to raise additional capital within the next 12 months. However, in the event that we exceed our expected growth, we would need to raise additional capital. There is no assurance that additional equity or debt financing will be available to us when needed, on acceptable terms, or even at all. Our limited operating history makes investor evaluation and an estimation of our future performance substantially more difficult. As a result, investors may be unwilling to invest in us or such investment may be offered on terms or conditions that are not acceptable. In the event that we are not able to secure financing, we may have to scale back our growth plans or cease operations.

We face intense and increasing competition. If we do not provide products that are helpful and desirable by consumers, we may not remain competitive, and our potential revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing consumer trends, economic and regulatory conditions, shifting consumer needs and frequent introductions of new products and offerings from competitors. Our ability to compete successfully depends heavily on providing digital content that is useful and enjoyable for our users and delivering our content through innovative technologies in the marketplace. It is necessary for us to continue creating new focused products with the intention to be disruptive and innovative in the marketplace.

We face competition from others in the wellness and nutrition industries. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for consumers. Emerging start-ups may be able to innovate and provide products and services faster than we can.

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Additionally, our operating results would suffer if our products are not timed with market opportunities, or if our new products are not effectively brought to market. As the nutrition and wellness industry continues to evolve with consumer trends and scientific discoveries, our competitors may be able to offer products that are, or that are seen to be, substantially similar to or better than, ours. This may force us to compete in different ways and expend significant resources in order to remain competitive. If our competitors are more successful than we are in developing compelling products or attracting and retaining customers, our revenues and operating results could be adversely affected.

If we fail to retain existing customers, or if our users decrease their level of engagement with our products, our revenue, financial results, and business may be significantly harmed.

The size of our customer base and the attraction of new customers are critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging customers. If consumers do not perceive our products to be useful, reliable, and trustworthy, we may not be able to attract or retain customers or otherwise maintain or increase the frequency in which they use our products. Any number of factors could potentially negatively affect customer retention, growth, and engagement, including if:

●	We fail to introduce new products or services that consumers find beneficial or if we introduce new products or services, or make changes to existing products and services, that are not favorably received;

●	Consumer behavior and desires change;

●	Consumers adopt new products or offerings where our products may be displaced in favor of other products or offerings;

●	There may be changes being considered by legislation, regulatory authorities, that could adversely affect our industry of dietary supplements and all-natural plant-based products;

●

Distribution or other problems could prevent us from delivering our products in a rapid and reliable manner or otherwise negatively impact our relationship with customers; such as backorders or possible issues related for force majeure, civil unrest, war, electrical grid power interruptions, energy supply such as gasoline and diesel for transportation.

Supply chain challenges may occur if geo-political uncertainty and unrest rise to new levels of contention, given that several of our raw materials are imported from countries within those regions for manufacturing.

Labor Strikes

●	We make changes in how we promote different products and services across our business;

●	Initiatives designed to attract and retain customers are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise; or

●	We fail to provide adequate customer service, training and support, recognition, events, cruises and other rewards.

If we are unable to maintain or increase our customer base, our revenue and financial results may be adversely affected. Any decrease in customer retention, growth, or engagement could render our products less attractive, which is likely to have a material and adverse impact on our revenue, business, financial condition, and results of operations.

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We face competition from additional new products entering the markets.

Other companies like Cerule International LLC and Stemsation International, Inc., which were each formed by prior Stemtech employees, operate with a similar plan as Stemtech. Other new competitors can emerge as the stem cell market continues to grow. Our success will be highly dependent on our ability to raise capital and develop and market new products.

We are subject to risks associated with leveraging independent business partners and direct to consumer distribution.

Our business model uses Independent Business Partners (“IBPs”) and direct to consumer methods to distribute our products to customers. The use of IBPs and direct to consumer distribution introduces various risks and uncertainties to our business, including, but not limited to, our ability to have sufficient inventory on hand to meet customer demand on a timely basis, our ability to timely pay commission to our IBPs, providing our IBPs with the tools to effectively market and sell our products and our success in retaining and adding new IBPs to meet demand. Our success will be highly dependent on our IBPs over whom we have no direct control.

We are subject to risks associated with leveraging assignments through one or more license agreements.

We currently have three active licenses of product and/or sales platform to third-party licensees for the territories of Kuwait, New Zealand and South Africa. Currently, there are no material revenues associated with these territories, but our growth can be impacted if these licensors cancel their agreements if the Company cannot fulfill customer and/or IBP sales through alternative methods.

Acquisitions and new product offerings may disrupt growth.

We may pursue strategic acquisitions and new product offerings in the future. Risks in acquisition transactions include difficulties in the integration of acquired businesses into our operations and control environment, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing clients of the acquired entities, assumed or unforeseen liabilities that arise in connection with the acquired businesses, the failure of counterparties to satisfy any obligations to indemnify us against liabilities arising from the acquired businesses, and unfavorable market conditions that could negatively impact our growth expectations for the acquired businesses. Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions and other strategic transactions. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the failure to realize the full economic value of a strategic transaction or the impairment of goodwill and/or intangible assets recognized at the time of an acquisition. These risks could be heightened if we complete a large acquisition or multiple acquisitions within a short period of time.

Additionally, the integration of new product offerings carries many of the same risks associated with acquisitions. We may incur difficulties in the integration of new products into our current business and providing new products may take a significant amount of time and financial resources. We cannot assure that the offering of new products will be successful and that such risks may prevent us from realizing the expected benefits from the development and offering of new products and services.

We depend on our key management personnel and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officers and directors. Though no individual is indispensable, the loss of the services of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals.

If we are unable to protect our intellectual property, the value of our brands and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. In the United States and internationally, we have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of registered trademarks and issued patents in multiple jurisdictions and have acquired patents and patent applications from third parties. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate +or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we regularly contribute software source code under open-source licenses and have made other technology we developed available under other open licenses, and we include open-source software in our products. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brands and other intangible assets may be diminished and competitors may be able to more effectively mimic our products, services, and methods of operations. Any of these events could have an adverse effect on our business and financial results.

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We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations, resulting in the failure to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the general strategies of our company we need to maintain and search for hard-working employees who have innovative initiatives, while at the same time, keep a close eye on any and all expanding opportunities in our marketplace.

The laws and regulations concerning dietary supplements are continually evolving; our actual or perceived failure to comply with these laws and regulations could harm our business. No significant costs noted due to any changes in the laws and regulations concerning dietary supplements.

Our products are classified as foods and dietary supplements. In both domestic and foreign markets, the formulation, manufacturing, packaging, labeling, distribution, advertising, importation, exportation, licensing, sale, and storage of our products are subject to extensive government regulation. This regulation takes the form of laws, governmental regulations, administrative determinations, court decisions, and other similar constraints and exists at the federal, state, and local levels in the United States and at all levels of government in foreign jurisdictions. There can be no assurance that we or our partners are, or will remain, in compliance with all of these regulations. Our failure or our partners’ failure to comply with applicable regulations could disrupt the manufacturing of our products, our marketing activity, our partners’ sale of our products, or lead to increased costs, legal or regulatory proceedings, the imposition of significant penalties, or harm our reputation, any of which could adversely impact our business, financial condition, and operating results. In addition, regulatory authorities periodically review legislative and regulatory policies and initiatives, and may promulgate new or revised, or adopt changes in the interpretation and enforcement of existing, regulations at any time. The adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of impacted product sales and may negatively impact the marketing of our products or require us to change or cease aspects of our business, any of which could result in significant loss of sales and harm our business, financial condition, and operating results.

For example, we are subject to the rules of the FDA, including for cGMPs. Any failure by us or our contract manufacturers to comply with the cGMPs could negatively impact our reputation and ability to sell our products even after the situation has been rectified and, in the case of our contract manufacturers, even though we are not directly liable under the cGMPs for their compliance. In complying with the dietary supplement cGMPs we have experienced increases in production costs due to increases in required testing of raw ingredients, work in process, and finished products. In addition, regulators and other governmental authorities limit the types of claims that we and our partners can make about our products, including nutrition content claims, health claims, and therapeutic claims and otherwise regulate the marketing of our products. For example, the FTC’s Guides explain how the FTC interprets prohibitions on unfair or deceptive acts or practices. Consequently, the FTC could bring an enforcement action based on practices that are inconsistent with the FTC’s Guides. It is possible that our use, and that of our partners, of marketing materials, including testimonials about our products, may be significantly impacted by laws, rules, and regulations governing the marketing of our products and therefore might negatively impact our sales.

If we receive inquiries from regulators and third parties requesting information concerning our products, we fully cooperate with these inquiries including, when requested, by the submission of detailed technical documents addressing product composition, manufacturing, process control, quality assurance, and contaminant testing. We are confident in the safety of our products when used as directed. However, there can be no assurance that regulators, including in countries where we plan to commence or expand operations, will not take actions that may adversely affect our business and our sales, including preventing or delaying entry into markets or the introduction of new products or requiring the reformulation or the temporary or permanent withdrawal of certain of our existing products from their markets. Any such regulatory action, regardless of whether it results in a final determination adverse to us, could create negative publicity, with detrimental effects on the motivation and recruitment of Members and, consequently, on sales.

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We are subject to material product liability risks, which could increase our costs and materially harm our business, financial condition, and operating results.

Our products include vitamins, minerals, botanicals, and other ingredients and are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption or use. Although we rely upon published and unpublished safety information, including clinical studies on ingredients used in our products, unknown adverse reactions resulting from human consumption or use of these ingredients could occur.

Changes to federal, state or international laws or regulations applicable to our company could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations. These laws and regulations, and the interpretation or application of these laws and regulations, could change. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We may be subject to claims of infringement of third-party patents and trademarks and other violations of third-party intellectual property rights. Intellectual property disputes are generally time-consuming and expensive to litigate or settle and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require us to set-aside substantial reserves and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party’s rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Unfavorable global economic, business, or political conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including conditions that are outside of our control, including the impact of health and safety concerns, such as those relating to the current COVID-19 coronavirus (“COVID-19”) pandemic.

The global COVID-19 pandemic created significant volatility, uncertainty and economic disruption. The extent to which any pandemic impacts our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions, including vaccination requirements taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; and any future variants that may arise and its effects on the overall response to the pandemic.

Our business faced supply-chain issues as a direct result of the COVID-19 pandemic, resulting at the time in delayed growth within our product offerings. While our supply-chain issues have decreased in the post-COVID-19 period, we could face supply-chain or other operational issues in the future as the result of a pandemic or global crisis, the impact of which is impossible to predict. Additionally, the global financial crisis has caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Risks Related to Our Common Stock

Risks Relating to our Common Stock and the Offering

Future sales or potential sales of our Common Stock in the public market could cause our share price to decline.

If the existing holders of our Common Stock, particularly our directors and officers, sell a large number of shares, they could adversely affect the market price for our Common Stock. Sales of substantial amounts of our Common Stock in the public market, or the perception that these sales could occur, could cause the market price of our Common Stock to decline. The Convertible Promissory Note issued to the Company on March 27, 2023, as well as the convertible promissory notes issued to the Selling Shareholders described herein. are convertible into our Common Stock at a discount to the market price of our Common Stock at a date in the future, which could cause the market price of our Common Stock to decline at the time of conversion and will cause dilution to existing shareholders when and if shares are issued upon conversion of such convertible promissory notes.

Because we will not pay dividends on our Common Stock in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid cash dividends on our Common Stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our Common Stock.

Our share price has been, and will likely continue to be, volatile, and you may be unable to resell your shares at or above the price at which you acquired them.

The trading price of our Common Stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

●	variations in our revenue and operating expenses;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	developments in the financial markets and worldwide or regional economies;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

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The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Because our shares of common stock are subject to the penny stock rules, it is more difficult to trade our shares.

The United States Security and Exchange Commission (the “SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

The price of our Common Stock may be subject to wide fluctuations.

Even though we have our shares quoted with the OTCQB, the market price of our Common Stock may be highly volatile and subject to wide fluctuations in response to a variety of factors and risks, many of which are beyond our control. In addition to the risks noted elsewhere in this registration statement, some of the other factors affecting our stock price may include:

●	Variations in our operating results;

●	The level and quality of securities analysts’ coverage of our Common Stock;

●	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	Announcements by third parties of significant claims or proceedings against us; and

●	Future sales of our Common Stock.

For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention.

You may lose all of your investment.

Investing in our Common Stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and potentially dilute our share value.

Our Articles of Incorporation, as amended on May 5, 2023, authorize the issuance of up to 400,000,000 shares of common stock, par value $0.001 per share and no shares of preferred stock. As of August 21, 2023, there are outstanding (i) warrants to purchase 14,448,206 shares of our Common Stock, and (ii) 22,797,752 shares underlying the conversion of convertible notes.

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Assuming all of the Company’s currently outstanding warrants and options are exercised and all convertible notes are converted, the Company would have to issue an additional 168,003,333 shares of common stock representing 260% of our current issued and outstanding common stock. The future issuance of this common stock would result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Common Stock.

Liability of directors for breach of duty is limited under Nevada law.

Nevada law provides that directors must discharge their duties as a director in good faith and with a view to the interests of the corporation. Under Nevada law, directors owe a fiduciary duty to the corporation, which is generally comprised of the duty of care and duty of loyalty to the corporation. Except under limited circumstances set forth in NRS 78.138(7), or unless our Articles of Incorporation or an amendment thereto provide for greater individual liability (which ours does not provide), a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as such, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our Common Stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in our 2022 Annual Report on Form 10-K and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors.” In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus.

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USE OF PROCEEDS

All proceeds from the resale of the Shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders.

We will receive proceeds from any cash exercise of the Warrants. If all Warrants are exercised on a cash basis, the Company would receive gross cash proceeds of 9,635,941 subject to adjustment upon certain events. We expect to use the proceeds from the exercise of such Warrants, if any, for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the net proceeds from any exercise of the Warrants for cash. Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises. There is no assurance that the Warrants will ever be exercised for cash.

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CAPITALIZATION

The table below sets forth our cash and cash equivalents and capitalization as of June 30, 2023 on an actual basis and on a pro forma basis to reflect our issuance of the shares of our Common Stock offered by this prospectus and our receipt and application of the proceeds in the amount of approximately $9,852,941 from the exercise of Warrants, after deducting our estimated offering expenses. This table should be read in conjunction with “Use of Proceeds” above and our consolidated audited and unaudited financial statements and the notes thereto set forth in this prospectus.

	June 30, 2023
	Actual	Proforma (1)	Pro Forma as Adjusted (2)
Cash	$283,878	$438,878	$$1,058,878
Marketable Securities	–
Notes Payable	1,353,247	1,508,247	1,508,247
Convertible Notes Payable	1,056,348	1,056,348	1,676,348
Common stock - par value $0.001; 400,000,000* shares authorized; 96,317,252 issued and outstanding as of June 30, 2023	96,319	100,133	100,133
Additional paid-in capital	23,728,202	23,918,116	23,918,116
Accumulated deficit	(24,154,890)	(24,154,890)	(24,154,890)
Accumulated other comprehensive income (loss)	(237,668)	(237,668)	(237,668)
Stockholders’ equity	(568,037)	(1,116,309)	(1,596,192)
Total capitalization

____________________________

*Effective as of May 5, 2023, the Company’s total authorized shares were increased to 400,000,000

(1) The pro forma balance sheet data gives effect to the issuance of 3,814,418 shares of our Common Stock as a result of transactions described in the subsequent events in the Company’s Form 10-Q filed on August 22, 2023.

(2) The pro forma as adjusted column gives effect to the pro forma adjustments set forth in footnote (1) above and tranches 2 – 4 of the 2023 Note.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is quoted on the OTCQB under the symbol “STEK.” As of August 21, 2023, the last reported sale price of the common stock as reported on OTCQB was $0.0375 per share. As of August 21, 2023, there were approximately 78 holders of record of our Common Stock. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees (including any mobile investment platform).

To date, we have not paid cash dividends on our Common Stock and do not plan to pay such dividends in the foreseeable future. Our board of directors will determine our future dividend policy on the basis of many factors, including results of operations, capital requirements, and general business conditions. Dividends, under the Nevada Revised Statutes, may only be paid from our net profits or surplus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth in “Risk Factors.”

This prospectus and other reports filed by Stemtech Corporation (the “Company”), from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the year ended December 31, 2022, which are included in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 17, 2022 and the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on August 22, 2023.

Overview

Stemtech Corporation was incorporated under the laws of the State of Nevada, U.S. on September 4, 2009. Our registration statement on Form S-1 was filed with the SEC was declared effective on May 15, 2013. On August 19, 2021, the Company entered into a Merger Agreement with Stemtech Corporation by which the Company acquired one hundred percent of the shares of STEMTECH CORPORATION in exchange for the issuance of 37,060,000 shares of the Company, approximately 85% of the issued and outstanding shares of the Company.

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Stemtech has pioneered and patented a whole new category of dietary supplements beginning in 2005. Stemtech’s advanced Stem Cell Nutrition formulations are one-of-a-kind natural products designed to help support the three most important aspects of stem cell physiology: 1) Releasing more stem cells; 2) their circulation in the blood; and 3) Migration into tissues, where they can perform their daily function of renewal and rejuvenation for optimal health. We actually harness the incredible power of adult stem cells. How does this work? Adult stem cells are released from your bone marrow into the bloodstream, they then Circulate in the bloodstream and flow to the tissues most in need. As they arrive, the adult stem cells migrate into the tissues, reproduce and become new, healthy cells of those tissues. This process takes place every single day, even without tissue damage, as part of the natural renewal system of the body. It is important to understand that Stemtech’s products do not contain stem cells. They are composed of natural botanicals and other ingredients that have been clinically documented to support the performance of your own adult stem cells. Stemtech also offers our all-natural OraStem toothpaste, which is a tooth whitener, breath freshener, anti-microbial, stem cell attracting and promotes good gum health. In December 2022, our new Cellect One™ Rapid Renew Stem Cell Peptide Night Cream was introduced at our Cancun Leadership Even, the first since 2018 due to the pandemic. Cellect One is a Stemtech proprietary formula containing an FDA patented ingredient, Red Oak Bark, which enables deep penetration to promote good skin health. The Company believes the foregoing claims based on various scientific findings specific to the ingredients of the Company’s products as listed and provided to the public on the Company’s website for each product. See https://www.stemtech.com/us/en/Products for references (https://stemtech.com/us/en/).

While sales of products obviously create the cash flow, our real business model is not just “sales”, but lateral penetration. We do this through our Independent Business Partner (“IBP”) Sales Forces, and we invest much energy in growing our IBPs. Upon the Company’s ability to raise future capital, Stemtech is projecting the addition of 30,000 new independent business partner reps over the next 12 to 24 months, adding to the existing IBPs. The Company currently anticipates that approximately $2.5 million of new capital will be needed to meet these expectations. The Company anticipates that, with additional capital, an enhanced compensation plan will be provided, IBPs will be even more incentivized to build their network, attracting additional industry leaders. IBPs are a testimonial to our product and business model, lowering our customer acquisition costs.

We are now reinstituting contests, travel incentives, cruises, other trips, Business Academies for Training, regional conferences, our Annual Convention with new product launches. The income opportunity offered by our IBPs is highly flexible yet steady, in that the income is dependent on their level of engagement, which is most adapted to todays “Laptop & Cellphone Lifestyle”, with structured and organized weekly corporate training calls, a personalized website, back office tracking, oversight and management Tools, Reports, Training Materials and Social Sharing. Stemtech also launched the Stemtech AdvanceOffice Mobile App, based on the Verb Technology platform in September 2022, improving communication, sharing of information, training videos and other content for recruiting, on-boarding, customer retention and measuring key performance indicators for the IBP business. The artificial intelligence (AI) component of the AdvanceOffice enables IBPs to see when a project has opened, viewed a video or presentation which they shared. This enables the IBP to focus on those who are demonstrating the most interest and encouraging the engage as a business builder or customer.

Our commission structure currently offers IPBs different plans for earning commissions. Our TeamBuilder Program offers a one-time bonus each time an IBP enrolls a new business partner that purchases on of our TeamBuilder Packs. This program pays the IBP upfront Enroller, TeamBuilder, Turbo TeamBuilder and 50% matching bonuses each time they enroll, train and secure a new business partner. In order to qualify for a TeamBuilder bonus, the IBP must purchase a TeamBuilder Pack from us and have a minimum of 50 autoship orders, with a minimum one bottle per order. The TeamBuilder bonuses are paid weekly to qualifying IBPs. In addition, the IBP can earn up to $200 in bonuses with each $315 TeamBuilder Pack enrollment they secure.

We also offer a Prosperity Bonus Plan that allows our IBPs to earn from 7%-10% on all monthly recurring order they secure.

For more information on our IBP commission structure see https://stemtech.com/us/en/Opportunity/RewardsAndBonus.

Stemtech launched a new marketing program in January 2022, with sales continuing to come in from returning consumers who believe in the quality products. Until September 2021, the Company had operated on an extremely tight budget, with inadequate working capital and difficulties fulfilling orders. Since the cash infusions noted in “Financing” infra, the company now has the resources to contact and re-engage the over 200,000 former distributors. With this new cash infusion, the Company has engaged experienced marketing and social media professionals to initiate new marketing strategies which are expected to bring increased activity. Management conservatively believes that given the cash on hand and working expenditures as described above, we can reinvigorate sales to be more consistent with the previous company’s revenue historically, as recognized by Inc 5000 Magazine’s list of fastest growing companies in 2010 (#1,484 with $38,616,049 in revenue), 2013 (no rank with $67,324,723 in revenue), 2014 (#4,708 with $72,235,357 in revenue) and 2015 (#4,822 with $62,250,232 in revenue).

Below this IBP level, we have our Direct to Consumer (“DTC”) network marketing Distribution model. This integrative model allows us an immediate global presence and ability to operate in multiple countries on any continent. We are uniquely positioned in this post pandemic economy beset by supply chain issues, as this method requires no up-front or required buy-in of inventory, with monthly shipments available for known recurring sales. This platform has us now operating at the intersection of the ecommerce economy, social economy and gig economy. Our DTC model currently represents approximately 16% of our revenue and offers sales directly to customers that are not intending to become IBPs and want to purchase our products at the best possible price.

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Implications of Being an Emerging Growth Company

Emerging Growth Company - We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30.

As an emerging growth company, we are exempt from:

•	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;
•	The requirement to provide, in any registration statement, periodic report or other report to be filed with the Securities and Exchange Commission, or the “Commission” or “SEC”, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;
•	Compliance with new or revised accounting standards until those standards are applicable to private companies;
•	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, to provide auditor attestation of our internal controls and procedures; and
•	Any Public Company Accounting Oversight Board, or “PCAOB”, rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Such consolidated financial statements and accompanying notes are the representations of the Company’s management, which is responsible for their integrity and objectivity. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

Results of Operations

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Three-Month Period Ended June 30, 2023 Compared to the Three-Month Period Ended June 30, 2022.

During the three months ended June 30, 2023 and 2022, net sales were $1,128,126 and $1,276,424, respectively. The decrease was primarily due to back orders increasing to $75,907 from $0 the prior year.

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During the three months ended June 30, 2023, cost of goods sold was $246,182 versus $393,213, for a negative variance of $147,031 or 37%. This variance is in line with the decrease in sales during the three months ended June 30, 2023.

During the three months ended June 30, 2023 and 2022, our commissions expenses were $113,521 and $293,140, respectively, resulting in a decrease of $179,619, or 61%. The variance is in line with decrease sales during the three months ended June 30, 2023.

During the three months ended June 30, 2023 and 2022, our general and administrative expenses were $1,601,251 and $1,478,990, respectively, resulting in an increase of $122,261, or 8%. The increase is primarily due to hiring of consultants.

During the three months ended June 30, 2023 and 2022, our selling and marketing expenses were $134,592 and $139,275, respectively, resulting in a decrease of $4,683, or 3%.

During the three months ended June 30, 2023, total non-operating income were $678,569 compared to total non-operating expenses were $23,939,710 during the three months ended June 30, 2022, resulting in a decrease of $24,618,279. The difference is primarily due to $22,538,626 loss from change in fair value of derivative liabilities in 2022 to a $1,289,443 gain in 2023.

The net loss attributable to Stemtech for the three months ended June 30, 2023 was $286,919 compared to net loss attributable to Stemtech for the three month period ended June 30, 2022 was $24,948,239. The increase in net loss was caused by the factors described above.

Six-Month Period Ended June 30, 2023 Compared to the Six-Month Period Ended June 30, 2022.

During the six months ended June 30, 2023 and 2022, net sales were $2,261,467 and $2,432,732, respectively, resulting in a decrease of $171,265, or 7%. This variance is due to an increase in IBPs and management anticipates net sales to increase further as it has recently implemented a price increase, however current economic risks of recession can influence this.

During the six months ended June 30, 2023, cost of goods sold was $490,999 versus $655,810, for a negative variance of $164,811 or 25%. This variance is in line with the decrease in sales during the six months ended June 30, 2023.

During the six months ended June 30, 2023 and 2022, our commissions expenses were $421,608 and $455,052, respectively, resulting in a decrease of $33,444, or 7%. The variance is in line with decreased sales during the six months ended June 30, 2023.

During the six months ended June 30, 2023 and 2022, our selling and marketing expenses were $267,979 and $279,584, respectively, resulting in a decrease of $11,410, or 4%.

During the six months ended June 30, 2023 and 2022, our general and administrative expenses were $3,285,511 and $2,251,002, respectively, resulting in an increase of $1,034,314, or 46%. The increase is primarily due to the increase in payments to consultants.

During the six months ended June 30, 2023 and 2022, our total operating expenses were $3,989,075 and $2,985,638, respectively, resulting in an increase of $1,003,437, or 34%. The increase in operating expenses was caused by the factors described above.

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During the six months ended June 30, 2023, total non-operating expenses were $342,812 compared to $24,268,590, resulting in an decrease of $23,925,778. The difference is primarily due to $22,341,116 loss from change in fair value of derivative liabilities in 2022 to a $1,681,798 gain in 2023.

The net loss attributable to Stemtech for the six months ended June 30, 2023 and 2022, was $2,523,649 and $25,442,979, respectively. The decrease in net loss was caused by the factors described above.

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021.

During the years ended December 31, 2022 and 2021, net sales were $4,559,399 and $4,321,245, respectively. The increase of $238,154 is primarily due to slight increases in the overall sales of the subsidiaries due to the increase in IBPs in 2022. During the years ended December 31, 2022 and 2021, active IBPs were 5,735 and 3,144, respectively.

During the years ended December 31, 2022 and 2021, our total operating expenses were $8,418,761 and $6,508,356, respectively. The increase of $1,910,405 is primarily attributable to an increase in stock compensation granted to vendors and officers in 2022 of approximately $2,965,000, partially offset by a decrease in professional fees and salaries in 2022.

During the years ended December 31, 2022 and 2021, total non-operating expenses were $3,513,830 and $3,900,838, respectively, resulting in an increase of $387,008. The difference is primarily due to the gain on extinguishment of debt of $3,799,356 in 2022, the decrease in interest expense of $4,232,358, partially offset by the changes in fair value of derivative liabilities from a gain of $4,553,372 at December 31, 2021 to a loss of $3,223,271 at December 31, 2022 in connection with the note payable issued in September 2021.

Our net loss for the years ended December 31, 2022 and 2021, was $8,632,828 and $7,111,109, respectively. The increase in net loss was caused by the factors described above.

Liquidity and Capital Resources

In spite of increasing revenues, we are not currently profitable, and we cannot provide any assurance of when we will be profitable. We incurred a net loss of $2,527,890 and $25,477,306 for the six months ended June 30, 2023 and 2022, respectively. During the six months ended June 30, 2023, we met our short-term liquidity requirements from issuance of debt.

As of June 30, 2023, our current assets were $763,979 compared to $612,370 in current assets at December 31, 2022. As of June 30, 2023, our current liabilities were $5,709,834 compared to $7,415,791 at December 31, 2022. Current liabilities at June 30, 2023 were comprised of $3,131,037 of accounts payable and accrued expenses, $1,353,247 in notes payables, $1,056,348 in convertible notes net of discounts and $106,614 in current operating lease liabilities, $52,866 of deferred revenues and $9,722 in accounts receivable financing.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the six-month period ended June 30, 2023, net cash flows used in operating activities were $898,692 versus $744,764 a year earlier, which is primarily due to the change in working capital accounts. The net loss of $2,527,890, gain on extinguishment of debt of $814,132, loss on settlement of derivative liabilities of $1,059,839 and the gain from the change in fair value of derivative liabilities of $1,681,798 was offset by the interest expense and amortization of debt discount of $1,604,081 and $2,137,270, respectively, as well as $273,493 depreciation and amortization expense and $217,723 of stock compensation expense and $432,113 in stock issued for services.

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Cash Flows from Financing Activities

We have financed our operations primarily from the issuance of notes payable. For the six-month period ended June 30, 2023, net cash provided from financing activities of $1,039,991 mainly consisted of proceeds from notes payable of $1,561,000 partially offset by payments on factoring agreements. For the six-month period ended June 30, 2022, $153,580 cash provided from financing activities mainly consists of proceeds of factoring liability of $241,000.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities.

Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next three months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory; (ii) developmental expenses associated with a start-up business; (iii) marketing expenses; and (iv) IT website development. We intend to finance these expenses with further issuances of securities and director loans. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Off-Balance Sheet Arrangements

As of the date of this registration statement, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Stockholders’ Deficit

Authorized Shares

Effective May 5, 2023, the Company is authorized to issue up to 400,000,000 shares of common stock, $0.001 par value. Prior to May 5, 2023, the Company was authorized to issue up to 200,000,000 shares (see Note 9). Each outstanding share of common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

Commitments and Contingencies

None.

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Financing

2023 Purchase Agreement

On March 27, 2023, the Company and one Selling Stockholder (the “Holder”) executed an investment agreement for up to $7,000,000 pursuant to a Securities Purchase Agreement (the “2023 Purchase Agreement”), a Senior Secured Convertible Promissory Note (the “2023 Note”), Series 1 Warrants (the “Series 1 Warrants”), Series 2 Warrants (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”) and Registration Rights Agreement (the “Registration Rights Agreement”).

The 2023 Note has a principal amount of up to $7,000,000 with an original issue discount of 12% and is to be disbursed in four (4) disbursements as set forth on Schedule A of the 2023 Note and as follows: (i) the first disbursement in the amount of $1,000,000 occurred on March 27, 2023; (ii) the second disbursement in the amount of $200,000 is due within three (3) days after the filing of this registration statement; (iii) the third disbursement in the amount of $500,000 is due forty-five (45) days after effectiveness of this registration statement; and (iv) $120,000 is due forty-five (45) days after the third disbursement. The 2023 Note carries an interest rate equal to seven percent (7%) per annum and is redeemable by the Company at any time at an amount equal to one hundred twenty-five percent (125%) of the then outstanding principal and interest accrued on the Note. All additional disbursements will be made at the Holder’s discretion, at any time, and if the Holder’s broker refuses to custody the securities issued in connection therewith, the Holder will have no obligation to make a disbursement under the disbursement schedule, but will have the option to make such disbursement.

The Series 1 Warrant is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustments. The Series 2 Warrants is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.15 per share.

The Holder agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time while the 2023 Note remains outstanding or while the Selling Stockholder holds any 2023 Warrants.

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BUSINESS

Overview

The Company was incorporated in the State of Nevada, USA on September 4, 2009 under the name Globe Net Wireless Corp., with ticker symbol “GNTW”. While we have changed our corporate name to Stemtech Corporation in the state of Nevada, the Company was approved by FINRA in 2022 to change the symbol to STEK, listed on the OTCQB Market. Stemtech is a global network marketing company that develops science-based products that it believes supports wellness by helping the body maintain healthy stem cell physiology, also known as stem cell enhancers. Known as the Stem Cell Nutrition Company®, the Company believes it is a pioneer in stem cell science, and believes it can demonstrate that adult stem cells function as the natural renewal system of the body. The Company believes our products enhance and support the work of the body’s stem cells by releasing more stem cells, helping to circulate them in the blood and migrate them into tissues, where they can perform their daily function of renewal for optimal health. Our Mission is to enhance wellness and prosperity around the world. These products are marketed internationally by the Companies subsidiaries and through independent distributors. The Company markets its products under the following brands: RCM System, stemrelease3™, Stemflo® MigraStem™, OraStem® (Oral Health Care), and D-Fuze™ (Electromagnetic Frequency blocker). Stemtech also introduced a new skincare product in December 2022: Cellect One™ Rapid Renew Stem Cell Peptide Night Cream, which contains an FDA approved and patented ingredient, Red Oak Bark.

On August 19, 2021, Stemtech Corporation (“Stemtech”), a (Delaware corporation), entered into a Merger Agreement (the “Merger Agreement”) with Globe Net Wireless Corp. (“Globe Net” or “GNTW”) (the “Merger”). The Merger is accounted for as a reverse acquisition and recapitalization in accordance with the Accounting Standards Codification topic 805, Business Combinations (“ASC 805”). Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the Merger and concluded, based on a consideration of the pertinent facts and circumstances, that Stemtech acquired Globe Net for financial accounting purposes. On November 9, 2021, the Company changed its fiscal year end date from August to December.

Business Strategy

Stemtech offers and sells our products primarily through Independent Business Partners (“IBPs”), similar to Herbalife or Amway distribution systems with a limited number of wholesale and/or independent distributors, or consumers who purchase products directly online through Stemtech’s global website. in that they distribute products IBPs sell products directly to consumers and through their own network of IBPs they have developed. IBPs can purchase products mostly at wholesale prices for resale to that are then resold to earn retail sales profits. IBPs also earn and commissions based upon a multi-tiered program for sales purchased by consumers registered under an IBP or one of their networked IBPs.

Currently Stemtech has offices in the United States, Canada, Mexico, Ecuador and Taiwan. IBPs sell Stemtech products and provide details and information to customers about our all-natural health products. The majority of our products are shipped directly to the consumer direct from the company where no individual IBP has to carry or store inventory. All of the fulfillment is done by the Company, saving time and providing more efficiency for our distributors and the Company.

Our currently available products are broken down into three product categories: (1) stem cell nutrition; (2) skincare; and (3) electromagnetic frequency blockers. (“EMF Blockers”). Our proprietary products rely on numerous readily available raw materials and are sourced through various suppliers.

Our stem cell nutrition Products include SR3 (available in the U.S., Mexico, Canada, Taiwan and Ecuador), StemFlo (available in the U.S., Mexico, Canada and Taiwan), MigraStem (available in the U.S., Mexico, Canada and Taiwan) and StemBolix (available in Mexico). Our skincare product is Cellect One Night Moisturizer (available in the U.S., Mexico and Taiwan). Our EMF Blocker product is D-Fuze (available in the U.S., Mexico and Canada). New Zealand and South Africa offer: SR3, StemFlo, MigraStem and D-Fuze. Kuwait offers SR3 and StemFlo.

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We currently own the following patents and trademarks:

Patents:

•	US patent 10,159,705 – Methods and Compositions for Enhancing Stem Cell Mobilization; mobilization of stem cells
•	US 19,283,375 Skin Care Compositions Containing Combinations of Natural Ingredients; skin care
•	AU 2011276479 Methods and Compositions for Enhancing Stem Cell Mobilization; mobilization of stem cells
•	MX 344304 Motodos y Composiciones Para Mejorar La Movilizacion de Cellulas Madres; mobilization of stem cells
•	MX 358857 Composiciones Para El Cuidado de La Piel Que Continen Combinaciones de Ingredientes Naturales; skin care
•	Malaysia 170013-A Methods and Compositions for Enhancing Stem Cell Mobilization; mobilization of stem cells.

Trademarks:

•	StemFlo;
•	StemFlo Advanced;
•	OraStem;
•	MigraStem;
•	Cellect One;
•	Stemceuticals;
•	Stem Cell Nutrition Company;
•	stemrelease3;
•	SE2;
•	DermaStem;
•	D-Fuze

Our products are not required to be registered with the United States Food and Drug Administration (the “FDS”) but are regulated by the Dietary Supplemental Health and Education Act. All of our products are contract manufactured by partners who are cGMP certified in the United States and are licensed and inspected by the FDA. Similar contract manufacturers are engaged in Mexico and Taiwan. We are fully compliant with all requirements and regulations covering our products and strictly adhere to nutraceutical quality assurance standards.

Management currently uses the following key performance indicators and metrics in managing the business:

•	Revenue: Gross revenue and the revenue types are monitored per country, Independent Business Partner and per subsidiary to monitor the Company’s progress in terms of revenue. Our accounting and customer relationship management systems are used to keep track of revenue types, and measured by the number of products sold and invoiced each day. Revenue is only recognized once products are shipped.

•	EBITDA: Earnings before interest, taxes, depreciation, and amortization is used on a monthly basis to monitor the company bottom line performance on a cash basis. This is done based on our month end closings of financial statements and used by management on a monthly basis.

•	Number of new Independent Business Partners (IBPs) and customers: New IBPs and customers are being signed up on a daily basis, mostly through recruitment by existing IBPs. The recruitment of such new IBPs and customers drives the growth of the Company. The recruitments in either category drive sales revenue. The more IBPs and customers joining is measured monthly as an indicator of the Company’s attractiveness for people who are interested either in taking our products to improve their health, and/or earn an income from working with us as an IBP. Management and investors will view new IBPs and customers as a positive sign of the Company’s growth.

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•	Growth and advancement of IBPs revenue generation: The growth and advancement of IBPs is dependent upon the motivation and efforts of each IBP as they are not employees of the Company. IBPs decide how much effort they are dedicating to their independent business to advance their own income. The Company provides the products and services to attract new IBPs and keep existing IBPs to continue purchasing our products. The Company’s revenue growth depends upon the efforts of the IBPs and customers. There are also incentive programs for IBPs to reach new levels of revenue with corresponding advancement opportunities. Management and investors will view the growth and advancement of IBPs to new ranks as a measure of the Company’s success.

•	Cost of Goods Sold (COGS): COGS is measured to determine if any adjustments are necessary to maintain lower costs and higher profitability and is used by the Company to manage financial health. COGS is used to determine potential future adjustments to maintain appropriate cost balance. Management and investors will view COGS as an indicator of control levels in place.

•	Value of product on hand and number of inventory turns relative to sales: The value of our product on hand is calculated using the lower of cost or market method and the value used to review each item for contribution to the overall sales of the Company. Inventory on-hand, more importantly having inventory on-hand is key in the network marketing industry. Running out of product is detrimental to the business and therefore drives levels of inventory on hand required to a higher level to avoid adverse effects. This metric is important to management’s assessment of the Company’s ability to satisfy orders and will drive the number of turns.

•	Independent Business Partner compensation plan performance: Our IBP compensation plan performance is measured by the number of IBPs and customers joining the Company and how many IBPs advance in rank (tied to compensation). The higher the revenue generated by an IBP, the higher their compensation in commissions and the more revenue drives higher ranks and growth for the Company. Achieving a higher rank and recognition in the network marketing business are key drivers. Management and investors would look at the IBP growth in the advancing ranks as an indicator of the Company’s success.

•	New product development activities: Stemtech introduced the new Cellect One™ Rapid Renew Stem Cell Peptide Night Cream in January 2023 in the U.S., Mexico and Taiwan. Additional skin care line items are always being considered by the Company. Introducing new items is key indicator of the Company’s growth. Management believes new products spur interest and growth opportunities and that investors will see the potential for growth by the number of new products in development.

Product Development, Production and Distribution

In every country we sell our products, we register our products adhering to local laws and registration requirements prior to sales in the particular country. Our IBPs are commission based with a down line plan that offers IBPs income possibilities based upon how many customers they enroll as customers for our products. By down line, we mean the customers recruited and enrolled by our IBPs, with commission paid to the IBP based on their number of sales to customers they recruit and enroll. Our IBPs generate income on up to 6 down lines of distribution. The Company pays the IBPs direct weekly and monthly commissions, as well as bonuses. The system is maintained for efficiency through Exigo, LLC, a company that specializes in payment processing with a focus on our specific industry. The Company currently has six (6) patents on the formulations for our products. These products are manufactured to Stemtech`s specifications in various cGMP manufacturing facilities that meet federal requirements. To date, there has never been a recall associated with our Stemtech products.

In the first quarter of 2023, Stemtech acquired Life Factor Research (“LFR”). LFR developed the IP and produced our most recent new product “Cellect One”. With Stemtech`s acquisition of LFR, Stemtech plans to develop and offer new health related products for our direct sales division for distributors as well as to be able to develop non Stemtech products for other companies as clients seeking innovative products.

As a wholly owned subsidiary of Stemtech, LFR is responsible for the development of new products has access to research and development scientists who are developing products within the stem cell niche. In addition, LFR is working on updating current product formulations with current science and more state-of-the-art ingredients to enable Stemtech with the goal to provide more disruptive, leading-edge health products. Stemtech formulates products to be compliant with the health regulation agencies for each country in which we do business.

Most of the nutritional supplements are contract manufactured at our business manufacturing partner located in Miami, FL. Our partner carries United States Food and Drug Administration (“FDA”) licenses and manufactures in accordance with current Good Manufacturing Practices (cGMP) standards. Raw materials are received into quarantine, lab tested to match Stemtech’s specification and put into storage until required for production. Tests are again taken after the manufacturing process and issued with a Certificate of Analysis. For some countries, we ship in a bulk blend (meaning a complete product but not yet encapsulated or bottled) where the receiving subsidiary’s contract manufacturing partners, which are also cGMP certified, complete the process.

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The finished goods products are then sent to the distribution facilities and stored until orders are placed by our IBPs or customers. No orders are shipped until payment is received. Stemtech has no accounts receivable from our customers. Stemtech products are primarily sold through our network marketing model, but not exclusively. In some cases, we have entered into licensing agreements with a business wanting to distribute our products. In such situations, the licensee is prohibited from selling the products, customized for that country and compliant with local regulations and is not sold through the network marketing or commissionable model.

Competitors

Stemtech was created in October, 2005 as the first company to market nutritional supplement products based upon all natural, plant based ingredients which facilitated the natural release of adult stem cells from the bone marrow. As such, we see Stemtech as a pioneer in stem cell nutrition. Our products are all natural, plant based and have been sold since their original introduction with over $500 million in total sales. According to the February 2023 publication by Research and Marketing titled “Stem Cell Therapy Global Market Report”, the stem cell market is growing at a CAGR rate of over 17% annually. Currently, the entire stem cell market is approximately $4.5 billion and is anticipated to grow to $30 billion by 2030, with new products involving stem cell nutrition are starting to enter the market by other providers. We believe the emergence of competitors and new products being developed validate our products and method of distribution.

Competitive Advantage

Stemtech products have been sold for over 18 years and we believe has created a strong name for our products within our consumer base even though our products are not currently a household name or widely distributed. This believe is based on our review of feedback provided by our customers through different means, such as product reviews and social media posts, where customers discuss their own story and personal experience with our products. We do not pay our customers or otherwise offer rewards or incentives for providing feedback or posting about our products on social media or any other platform. Although our products are not yet widely distributed or known by many consumers. We also believe our experienced leadership and network of research and development partners provides us with a competitive advantage in our space.

Recent Developments

2023 Purchase Agreement

On March 27, 2023, the Company and one Selling Stockholder (the “Holder”) executed an investment agreement for up to $7,000,000 pursuant to a Securities Purchase Agreement (the “2023 Purchase Agreement”), a Senior Secured Convertible Promissory Note (the “2023 Note”), Series 1 Warrants (the “Series 1 Warrants”), Series 2 Warrants (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”) and Registration Rights Agreement (the “Registration Rights Agreement”).

The 2023 Note has a principal amount of up to $7,000,000 with an original issue discount of 12% and is to be disbursed in four (4) disbursements as set forth on Schedule A of the 2023 Note and as follows: (i) the first disbursement in the amount of $1,000,000 occurred on March 27, 2023; (ii) the second disbursement in the amount of $200,000 is due within three (3) days after the filing of this registration statement; (iii) the third disbursement in the amount of $500,000 is due forty-five (45) days after effectiveness of this registration statement; and (iv) $120,000 is due forty-five (45) days after the third disbursement. The 2023 Note carries an interest rate equal to seven percent (7%) per annum and is redeemable by the Company at any time at an amount equal to one hundred twenty-five percent (125%) of the then outstanding principal and interest accrued on the Note. All additional disbursements will be made at the Holder’s discretion, at any time, and if the Holder’s broker refuses to custody the securities issued in connection therewith, the Holder will have no obligation to make a disbursement under the disbursement schedule but will have the option to make such disbursement.

The Series 1 Warrant is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustments. The Series 2 Warrants is exercisable immediately for a number of shares equal to fifty percent (50%) of the shares issuable upon conversion of the Note, for a term of 60 months, at an initial exercise price of $0.15 per share.

The Holder agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time while the 2023 Note remains outstanding or while the Selling Stockholder holds any 2023 Warrants.

Employees

As of August 21, 2023, we had 31 full-time employees, 1 part-time employee and 6 independent contractors. None of our employees are subject to a collective bargaining agreement, and we believe our relationship with our employees to be good.

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We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

Effective as of August 21, 2023, our corporate headquarters is located at 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103. The Virtual Office Agreement applicable to such address is effective August 21, 2023 through February 29, 2024, with monthly rent fixed at $149.40 for the duration of the term.

Previously, our corporate headquarters was located at 10370 USA Today Way, Miramar, Florida 33025 (the “Prior HQ”). The lease term for the Prior HQ was effective October 1, 2021 through September 30, 2024. The monthly rent for the Prior HQ is $8,925 through September 30, 2023 with an increase to $9,450 per month until the expiration of the lease term. We are currently in the process of locating and securing a sublease tenant for the prior HQ.

The Company also has facilities in Mexico, Taiwan and Canada.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

In December 2018, PSIQ Inc. filed a lawsuit against the Company alleging non-payment of a combined loan in the amount of $150,000. The Company vigorously objected to the legality of the interest charged, and filed a dispositive Motion for Dismissal, which was granted on March 15, 2023. The case against Stemtech was dismissed on March 16, 2023.

On August 6, 2019, Ray Carter, the former CEO prior to the Company’s Bankruptcy, filed a lawsuit against the Company’s subsidiary Stemtech HealthSciences, in the 17th Judicial Circuit Court of Florida, alleging unpaid salary and vacation time dating to a period predating the Company’s current management team taking control in 2018. Mr. Carter’s claim seeks damages in the amount of $267,000, alleging he is owed this amount for prior unpaid salary and vacation time that he was entitled to. On September 27, 2021, the Company filed counter-claims against Ray Carter personally and deems this matter non-meritorious. Stemtech’s counter-suit claims are: 1) Breach of Fiduciary Duties; 2) Tortious interference with a Contractual Relationship; 3) Trade Secret Misappropriation: 4) Conversion – company vehicle; and 5) Unjust enrichment. Stemtech requests the Court enter judgment against Counter-Defendant, Ray Carter, for all damages, as well as prejudgment and post-judgment interest, costs, attorney’s fees, and all other relief the Court deems just and proper. At the same time, the Company has accrued $267,000 which is included in accounts payable and accrued expenses in the accompanying consolidated financial statements as of December 31, 2022 and 2021. Mr. Carter’s request for Summary Judgment was dismissed by the Court on March 3, 2023. These proceedings are pending in the Circuit Court for the 17th Judicial Circuit in and for Broward County, Florida.

On March 4, 2020, Canon Financial Services, Inc., filed a lawsuit against the Company in the Superior Court of New Jersey, Law Division, Burlington County, concerning a dispute over office machine leases. The Company settled this matter with Canon Financial Services out of court and a Stipulation of Dismissal with Prejudice was filed on May 9, 2023.

In the opinion of management, the resolution of these matters, if any, will not have a material adverse impact on the Company’s consolidated financial position or consolidated results of operations.

Corporate Information

The Company’s address is 4851 Tamiami Trail North, Suite 200, Naples, Florida 34103. The Company’s telephone number is (954) 715-6000. Our website is https://stemtech.com. The information on, or that can be accessed through, this website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase the securities.

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MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers as of the date of this prospectus:

Name	Age	Positions
John W. Meyer	69	Director, President & Chief Operating Officer
Charles S. Arnold	72	Director, Chief Executive Officer
John Thatch	61	Director
Benjamin Kaplan	54	Director
Darryl V. Green	63	Director
James S. Cardwell	63	Chief Financial Officer
Tufan Obuz	53	Chief Administrative Officer

John W. Meyer – Director, President and Chief Operating Officer

Mr. Meyer joined Stemtech in 2006 and oversees all global operations. Mr. Meyer was promoted to his current position in October 2021. His responsibilities as President and COO include leading all aspects of Stemtech.  All functional departments and international operations are his responsibility to drive growth and expansion of the company.  Prior to joining Stemtech, John worked for other well-known network marketing companies, such as Shaklee and Arbonne International for over ten years.  He also worked for over a decade in third party logistics on global projects for Fortune 100 companies.  He brought this experience and more to Stemtech, overseeing operations for the last eighteen years.

With 44 years’ business experience, John has been in the network marketing field for 30 years, including his tenure with Stemtech. During his time at Stemtech, he has opened 51 national markets, previously serving as VP of Global Operations and COO prior to his current position.  Mr. Meyer earned his BA and MA from the University of San Francisco.

Charles S. Arnold – Director, Chief Executive Officer

Mr. Arnold has served as a director and our Chief Executive Officer since February 2019. Mr. Arnold’s ability to integrate marketing concepts and financial strategies play a pivotal role in the development of his clients’ businesses. In addition to developing start-up companies, he is responsible for placing more than $1 Billion into public companies with as much as $400 Million in a single transaction. Significant mergers and acquisitions have been accomplished through his network of financial specialists and professionals throughout the world. In 1993 Mr. Arnold was one of the original investors in pre-paid legal “PPD” (now Legal Shield).  In 2001, he was engaged by Natural Health Trends “LEXXUS” and during his time there, the Company grew from under $1.00 to over $40 traded on the NYSE American (f/k/a/ the American Stock Exchange). Mr. Arnold feels that the direct sales marketing is an underserved market that deserves investors’ attention. Mr. Arnold believes that Stemtech has exceptional growth potential and sees this company’s bright future with our innovative stem cell nutrition products and the financial opportunity for our Independent Business Partners.

Over the years, Mr. Arnold has carefully developed worldwide relationships with retail brokerage firms, investment bankers, traders, fund managers, and independent investors. The broad scope of his functions includes public awareness and financial relations campaigns arranged to bring undervalued, little known public companies with significant upside potential to the center of equity markets throughout the world.

For over 35 years, Mr. Arnold traveled extensively serving as a guest speaker for many private and public affairs, including international investment conferences. The investor group’s Mr. Arnold consults have been able to participate in several profitable ventures. Mr. Arnold retired from the lecture circuit 1998. Mr. Arnold was the President and publisher of two financial publications from 1984-1998 (Personal Investing News) a paid circulation of over 500,000 subscribers and (The Sound Money Investor) a geo-political Publication with an 80,000 paid circulation. In addition, Mr. Arnold was the host of 4-6 financial conferences a year (Sound Money Investor Conferences). Since 1998 he now concentrates on his primary business, he remains in high demand international as an author and lecturer at seminars on entrepreneurship and business economics and development.

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Ihsan Tufan Obuz – Chief Administrative Officer

Mr. Obuz has served as our Chief Administrative Officer since April 2023. Tufan is a graduate of Manchester University with a BA degree in accounting.  Tufan is a CPA and an experienced CFO. He started his career in public accounting as an auditor with a focus in real estate, construction, and manufacturing industries.  After 10 years of auditing in various industries, he moved to corporate finance. In addition to accounting and financial management, Tufan also managed large equity and debt financing transactions with multiple financial institutions and investors. Tufan has led teams raising capital for various large construction projects in Europe, and worked with financial institutions from Singapore, Dubai, and Kuwait.  Tufan is in charge operational efficiency, performance management, management reporting, budgeting, and the administrative functions at Stemtech.

John Thatch – Director

Mr. Thact has served as a director since Aug 2021. John “JT” Thatch, serves as Chief Executive Officer and Vice Chairman of Sharing Services Global Corporation a publicly traded company with over $100M in annual revenues. Mr. Thatch is an accomplished executive who has successfully started and operated businesses in various industries that include service companies, retail, wholesale, on-line learning, finance, real estate management and technology. From 2009 to 2016, Mr. Thatch served as Chief Executive Officer of Universal Education Group, in 2016 Mr. Thatch created Superior Wine and Spirits, LLC, a Florida-based wholesale distributor of wine and spirits. Prior to 2005, Mr. Thatch served as CEO of Orbital Energy Group, Inc. (“OEG”), a NASDAQ-listed company formerly known as OnScreen Technologies, Inc. Mr. Thatch currently serves on the board of directors of several other companies and is the lead independent director of Document Security Systems, Inc. (“DSS”), a NYSE listed company and is a current member of NACD.

Benjamin Kaplan – Director

Mr. Kaplan has served as a director since Aug 2021. Benjamin Kaplan has been a successful entrepreneur and investor for over 20 years, with a particular focus on health, wellness and pharmaceutical companies. He currently serves as the CEO of Ehave, Inc., a leader in digital therapeutics delivering evidence-based therapeutic interventions to patients.

Darryl V. Green – Director

Mr. Green has served as a director since Aug 2021. Darryl V. Green is Founder and President of DVG Ventures & DVG Nutrition since 2014. He specializes in health and nutrition businesses and is a franchise strategist. For over 30 years, from 1983 – 2014, Mr. Green was with GNC Nutrition which included 20 years of corporate and franchise executive positions and over 10 years of various field positions encompassing all facets of retail operations across the United States.

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James S. Cardwell – Chief Financial Officer

Mr. Cardwell has served as our Chief Financial Officer since Aug 2021. Mr. Cardwell has more than 35 years of experience in, among other things, SEC reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Senior Associate of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies. Associated with the CFO Squad, Mr. Cardwell has served as the interim Chief Financial Officer for Artemis Acquisition Corporation, Cerros de Pasco Resources, Inc., Ehave, Inc, Esports Entertainment Group, Inc., NanoVibronix, Inc., Newgioco Group, Inc. and VerifyMe, Inc.

Mr. Cardwell graduated from Illinois State University with a Bachelor of Science degree in accounting. Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co and served as Senior Tax Consultant. For over 30 years, Mr. Cardwell served in various capacities for public and private companies in the entertainment industry including serving as the Chief Financial Officer of S2BN Entertainment, Inc. including Executive Co-Promoter of Barbra Streisand’s World Tour (Back to Brooklyn); the Deputy Director of the National Jazz Museum in Harlem, New York; the Chief Financial Officer of Sibling Entertainment, Inc.; the Chief Executive Officer and director of Good Galaxy Entertainment, Inc.; the Associate Producer of Nunsense Theatrical Company LP and the founder and President of Cardwell Productions. Mr. Cardwell is a certified public accountant in the State of New York.

Sandra Kazickaite – VP Global Performance

Ms. Kazickaite joined Stemtech in 2007. She is experienced in the necessary skillset of Project Management, having earned her MBA from the London School of Business and Finance. She also earned her bachelor’s and master’s degrees in social sciences from Mykolas Romeris University. During her progressive career with Stemtech, Sandra has had management positions in many of Stemtech’s functional departments and brings a wealth of knowledge to her newly created role of leading Stemtech’s Information Technology activities as well as Key Performance Indicator management.

Entrepreneurial spirit, keen analytic mind, and comprehensive grasp of the business at a detailed level coupled with wide-ranging professional expertise including business expansion and transformation, organizational change, continuous improvement, customer acquisition and relationship management. Having dedicated more than an action-packed decade to Stemtech, Sandra knows what truly drives the business forward.

Alejandro Carrillo – VP Global Sales

Mr. Carrillo was appointed as VP of Global Sales December 5, 2022. He has been with Stemtech for eight years, beginning as General Manager of Stemtech’s Mexico market. In 2018 he was elevated to the role of Managing Direct of Latin Markets as a result of his contributions and leadership of our growing Latin market.

In his new role, he will manage all Stemtech sales responsibilities, working very closely with our country Management, supporting our sales and recruiting efforts. With his MBA in Marketing from the University of Guadalajara, Mexico, received in 2008, he began working in the banking segment prior to finding his passion in the multi-level marketing industry since 2008. He is innovative and is committed to quality service.

Director Terms; Qualifications

Members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

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Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Nomination Procedure for Directors

Stemtech does not have a standing nominating committee; recommendations for candidates to stand for election as directors are made by the board of directors. Stemtech has not adopted a policy that permits shareholders to recommend candidates for election as directors or a process for shareholders to send communications to the board of directors.

Board Committees

The Company does not currently have an established committees of its board of directors.

Audit Committee

Stemtech does not have a separately designated standing audit committee. Rather, Stemtech’s entire board of directors perform the required functions of an audit committee. Currently, John W. Meyer our President and COO and Charles S. Arnold, our CEO are the only members of Stemtech’s audit committee, but they do not meet Stemtech’s independent requirements for an audit committee member. See “Item 13. I Director independence” below for more information on independence.

Compensation Committee

The Company does not currently maintain a separately designated compensation committee.

Nominating and Corporate Governance Committee

The Company does not currently maintain a separately designated nominating and corporate governance committee.

Director independence

Stemtech’s board of directors currently consists of John W. Meyer our President and COO, Charles S. Arnold, our CEO, John Thatch, Benjamin Kaplan and Darryl V. Green. Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, Stemtech’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual. In summary, an “independent director” means a person other than an executive officer or employee of Stemtech or any other individual having a relationship which, in the opinion of Stemtech’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Stemtech in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years. Also, the ownership of Stemtech’s stock will not preclude a director from being independent.

In applying this definition, Stemtech’s board of directors has determined that neither Messrs. Meyer nor Arnold qualifies as an “independent director” pursuant to the same rule.

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Code of Business Conduct and Ethics

The company has adopted a financial code of ethics that applies to all its executive officers and employees, including its CEO and CFO. Stemtech undertakes to provide any person with a copy of its financial code of ethics free of charge. Please contact Stemtech at (954) 715-6000 to request a copy of Stemtech’s financial code of ethics. Management believes Stemtech’s financial code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and are required to furnish copies to the Company. Based solely on the review of the Changes of Beneficial Ownership disclosures on Forms 3, 4 and 5 filed with the Securities and Exchange Commission, the following persons filed the following number of transactions on Section 16 beneficial ownership disclosure filings late for transactions: Charles S. Arnold, John Thatch and Darryl V Green.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our officers for the years ended December 31, 2022 and 2021. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

					Stock	All Other
Name and Principal Position	Year	Salary	Bonus		Awards	Compensation	Total
Charles S. Arnold, Director, CEO	2021	$–	$–	(1)	268,904	$–	$268,904
	2022	$250,000	$–	(2)	1,255,837	$–	$1,505,837
John W. Meyer, President & COO	2021	$120,000	$–	(3)	109,526	$–	$229,526
	2022	$120,000	$–	(4)	30,000	$–	$150,000
James S. Cardwell, CFO	2021	$7,500	$–		–	$–	$7,500
	2022	$7,500	$–		–	$–	$7,500

(1)	In 2021, Mr. Arnold received 250,000 shares of common stock of the Company, valued at $0.50 per share. Mr. Arnold also earned $143,904 of amortization of restricted stock.
(2)	In 2022, Mr. Arnold received 543,586 shares of common stock of the Company, valued between $0.10 and $3.23 per share. Mr. Arnold also earned $439,054 of amortization of restricted stock.
(3)	In 2021, Mr. Meyer received 37,002 shares of common stock of the Company, valued at $2.96 per share.
(4)	In 2022, Mr. Meyer received 300,000 shares of common stock of the Company, valued at $0.10 per share.

There are no stock option plans, retirement, pension, or profit-sharing plans for the benefit of Stemtech’s officers and directors, other than their shares for being board members.

Employment Agreements

On August 19, 2021, the Company and Charles S. Arnold entered into an employment agreement (the “Arnold Employment Agreement”). Pursuant to the Arnold Employment Agreement, Mr. Arnold receives Five-hundred thousand affiliate shares of common stock. Said share issuance is to begin on January 2023, and vest as of August 19th, 2023. Said shares shall remain in pari parsu to any corporate event affecting any reclassifications or recapitalization of common stock, including but not limited to: stock splits, the merger or consolidation with or into any other corporation; the sale, lease, license or conveyance of all of substantially all of its assets, or liquidation, dissolution or winding up. Annual base salary of USD Two Hundred and Fifty Thousand Dollars ($250,000.00) payable monthly (hereinafter referred to as the “Base Salary”). Note this salary shall be paid as the company is in a cash positive basis. Until said time, should said salary not be paid due to lack of cash flow, said amounts shall remain due, owing and shall accrue. Note, at the Executive’s sole discretion, said past due amounts may be converted into the common stock of the company at the then-market price, or if at the time of any funding raise, at the same price as the current investment round then financing the company. When a merger closes with a public entity, Charles S. Arnold or his assign, shall receive 1,000,000 (one million common shares of stock as a bonus.

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On August 19, 2021, the Company and John W. Meyer entered into an employment agreement (the “Meyer Employment Agreement” and, together with the Arnold Employment Agreement, the “Executive Employment Agreements”). Pursuant to the Meyer Employment Agreement, Executive shall be issued stock consisting of Five Hundred Thousand (500,000) affiliate shares of Common stock. Said issuance is to begin January 2023, and vest as of August 19th, 2023. Said shares shall remain in pari parsu to any corporate event affecting the reclassification or recapitalization of common stock, including but not limited to: stock splits, the merger or consolidation with or into any other corporation; the sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution of winding up. An annual base salary of USD One Hundred Twenty Thousand Dollars ($120,000.00) payable monthly (hereinafter referred to as the “Base Salary”). Should any salary or other monies be due and owing, they shall accrue, and Executive , at his sole discretion, the right to convert any funds owed to into shares common stock of the company at the then-market price. Bonus Pl–n - Executive, through his professional efforts and expertise is tasked with finding and negotiating with potential acquisitions which are beneficial to the company and its shareholders. Should Executive be central to any successful acquisition, he shall be entitled to 2.5% of the ascertained value of said acquisition. Said bonus may be paid in cash or, as above, converted into shares common of the issuer should sufficient cash on hand be inadequate to pay said amount in cash. This same bonus structure shall be in effect in the converse situation as well, that is, should the Executive negotiate a take-over of this company, the same 2.5% of the ascertained value of consideration tendered shall be by his right.

The Executive Employment Agreements contain customary terms, conditions and rights.

Outstanding Equity Awards at Fiscal Year-End 2022

At December 31, 2022, we had no outstanding equity awards.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended December 31, 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in 2022.

Director	Equity Awards	Fees Earned or Paid in Cash	Total
John Thatch	$30,000	$–	$30,000
Benjamin Kaplan	$30,000	$–	$30,000
Darryl V. Green	$30,000	$–	$30,000

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-Merger Stock Compensation

During the year ended December 31, 2020 and for the period January 1, 2021 through August 19, 2021, Charles Arnold, an officer and director converted $250,000 and $187,500, respectively into 500,000 and 375,000, respectively, shares of common stock of Stemtech Corporation, a Delaware Corporation prior to the closing of the Merger with Stemtech Corporation (formerly Globe Net Wireless Corp), a Nevada Corporation (the “Company”) which was exchanged into 1,280,417 shares of common stock of the Company upon closing of the Merger.

During the year ended December 31, 2020 and for the period January 1, 2021 through August 19, 2021, Joshua Rosenbaum as a beneficial owner through Mindshare Holdings, Inc. and related party, converted $165,000 and $195,000, respectively into 330,000 and 390,000, respectively, shares of common stock shares of Stemtech Corporation, a Delaware Corporation prior to the closing of the Merger with the Company which was exchanged into 1,280,417 shares of common stock of the Company upon closing of the Merger.

During the year ended December 31, 2021, John W. Meyer, an officer and director received 45,000 shares of common stock of Stemtech Corporation, a Delaware Corporation with a fair value of $22,500 of prior to the closing of the Merger with the Company which was exchanged into 153,650 shares of common stock of the Company upon closing of the Merger.

Conversion of Shares upon Closing of Merger

The following officers, directors and/or related parties held common stock in Stemtech Corporation, a Delaware Corporation prior the Merger (“Pre-Merger Shares”) and upon the Merger on August 19, 2021 received common stock in the Company (“Shares Issued upon Merger”).

Related Parties	Beneficial Owner	Pre-Merger Shares	Shares Issued upon Merger
Crest Ventures LLC	Charles Arnold*	516,948	1,765,090
Charles S. Arnold*		1,639,508	5,598,008
Long Side Ventures LLC	Benjamin Kaplan*	644,001	2,198,905
Benjamin Kaplan*		243,672	832,004
R&T Sports Marketing Inc	Daniel Kaplan**	675,070	2,304,988
Daniel Kaplan***	(former director) **	243,672	832,004
Empereur Limited Partnership	Javad Abbasi**	650,026	2,219,477
Veken, LLC	Javad Abbasi**	1,265,000	4,319,271
Taconic Group LLC	Robert Grinberg***	680,769	2,324,447
Robert Grinberg***	(former director) **	243,672	832,004
Mindshare Holdings, Inc.	Joshua Rosenbaum***	720,000	2,458,399
John W. Meyer*		90,000	307,300
Total		7,612,338	25,991,897

* Officer and Director of the Company

** Former Director of the Stemtech Corporation, a Delaware Corporation

*** Related party, or beneficial owner of over 5% of the common stock of the Company

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Post-Merger Promissory Notes

On September 10, 2021, John Thatch, a director of the Company and beneficial owner through an affiliated company Sharing Services Global Corp. of which Mr. Thatch is the CEO entered into a Convertible Promissory Notes in the amount of $1,400,000 and received no payments through the period ended August 19, 2021, and also received 154,173 shares of common stock of the Company reported as debt issuance costs. On May 1, 2023, the Company entered into an Amendment of Promissory Note with Sharing Services whereby Sharing Services relinquished its right to conversion of the note into common stock, in exchange for immediate payment of outstanding accrued interest and monthly payments beginning June 1, 2023, until maturity on September 1, 2024.

Post-Merger Stock Compensation

On September 1, 2021, Charles Arnold, an officer and director received 1,000,000 shares of restricted stock of the Company’s common stock as additional compensation vesting 62,500 shares quarterly beginning October 1, 2024 with a fair value of $3,000,000 at the time of issuance.

On December 3, 2021, John W. Meyer, an officer and director received 37,002 shares of restricted stock of the Company’s common stock as additional compensation vesting on December 3, 2022 with a fair value of 109,489 at the time of issuance.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of August 21, 2023 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent, (ii) each of the Company’s executive officers and directors, and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The address for each person is 4851 Tamiami Trail, North Naples, Suite 200, Florida 34103.

Name of Beneficial Owner and address (1)	Amount and Nature of Beneficial Ownership	Percent of Ownership
Named Executives and Directors
Charles S. Arnold (2)	17,240,016	17.3%
John W. Meyer	644,302	*
James S. Cardwell	–	–
John Thatch (3)	1,854,173	1.9%
Darryl V. Green	6,350,754	7.6%
Benjamin Kaplan (4)	3,229,225	3.3%
All directors and Named Executive Officers as a group (6 persons)	30,573,290	30.2%

Over 5% Shareholders
Javad Abbasi (5)	6,538,748	6.6%
Joshua Rosenbaum (6)	5,872,842	5.7%
Leonite Capital, LLC (7)	16,344,072	16.3%
Leviston Resources, LLC (8)	12,477,574	12.7%
Over 5% Shareholders	12,411,590	12.0%

*	Less than 1%.
(1)	Addresses for all officers and directors are 4851 Tamiami Trail, North Naples, Suite 200, Florida 34103.
(2)	Includes 1,765,090 indirect shares owned through a related party held by Crest Ventures LLC.
(3)	Includes shares underlying vested warrants of 1,400,00 issued by the Company and 154,173 indirect shares owned through a related party held by Sharing Services Global Corp.
(4)	Includes shares 2,198,905 indirect shares owned through a related party held by Long Side Ventures LLC.
(5)	Includes shares 2,219,477 indirect shares owned through a related party held by Empereur Limited Partnership and 4,319,271 shares held by Veken, LLC.
(6)	Includes shares underlying vested warrants of 3,414,443 issued by the Company and 2,458,399 indirect shares owned through a related party held by Mindshare Holdings, Inc.
(7)	Includes shares underlying stock payable of 4,307,561 to be issued by the Company.
(8)	Includes shares underlying vested warrants of 11,519,092 issued by the Company.

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SELLING STOCKHOLDERS FOR WHOSE ACCOUNTS WE ARE REGISTERING SHARES

The Selling Stockholders identified in this prospectus may offer and sell up to an aggregate amount of 165,200,135 Shares, comprised of:

(i)	up to 65,909,091 Shares issuable upon conversion of that certain Senior Secured Promissory Note dated March 27, 2023 (the “2023 Note”) issued by the Company to one (1) Selling Stockholder pursuant to the Securities Purchase Agreement between the Company and such Selling Stockholder dated March 27, 2023 (the “2023 Purchase Agreement”);

(ii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 1 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.10 per share, subject to customary adjustment provisions (the “Series 1 Warrants”); and

(iii)	up to 32,954,545 Shares issuable upon exercise of those certain Series 2 Warrants issued pursuant to the 2023 Purchase Agreement, exercisable immediately, for a term of 60 months, at an initial exercise price of $0.15 per share, subject to customary adjustment provisions (the “Series 2 Warrants” and together with the Series 1 Warrants, the “2023 Warrants”);

(iv)	up to 15,390,621 Shares issuable upon conversion of that certain Promissory Convertible Note (of which 9,825,859 was already issued) dated effective August 30, 2021 (the “MCUS 2021 Note”) issued by the Company to MCUS, LLC (“MCUS”) pursuant to the Securities Purchase Agreement between the Company and MCUS dated August 30, 2021 (the “MCUS 2021 SPA”) and pursuant to a debt settlement agreement dated December 9, 2022 (the “Debt Settlement Agreement”) in exchange for $250,000 in liquidated damages three tranches 2,559,600 shares of the Company’s common stock totaling 7,678,800 shares of the Company’ common stock ;

(v)	up to 93,115 Shares issuable upon exercise of that certain Common Share Purchase Warrant (the “MCUS 2021 Warrant”) issued to MCUS pursuant to the MCUS 2021 SPA, exercisable until August 30, 2024 at an exercise price of $3.00 per share;

(vi)	5,695,920 Shares issued upon conversion of that certain Promissory Convertible Note dated effective August 31, 2021 (the “2021 Leonite Note) issued by the Company to Leonite Fund I, LP (“Leonite”);

(vii)	up to 10,500,000 Shares issued to Leonite (the “Leonite Settlement Shares”) issued to Leonite pursuant to that certain Global Settlement & Exchange of Senior Secured Convertible Promissory Note (of which 6,340,591 was already issued) dated February 28, 2023 between the Company and Leonite (the “Leonite Exchange Agreement”);

(viii)	up to 110,000 Shares (the “Leonite Warrant Exchange Shares”) issued in exchange for warrants held by Leonite pursuant to the Leonite Exchange Agreement;

(ix)	up to 38,152 Shares issued to Leonite (the “Outstanding Equity Interest Shares”) pursuant to the Leonite Exchange Agreement;

(x)	up to 1,400,000 Shares issuable upon exercise of that certain Common Stock Warrant (the “Sharing Services Warrant” and together with the Series 1 Warrants, the Series 2 Warrants, the MCUS 2021 Warrant, collectively, the “Warrants”) issued to Sharing Services pursuant to the Sharing Services SPA, exercisable at any time until September 13, 2024 at an exercise price of $0.05 per share; and

(xi)	up to 154,173 Shares issued to Sharing Services as an origination fee (the “Origination Fee Shares”) pursuant to the Sharing Services SPA.

The shares of our Common Stock being offered by the Selling Stockholders include Shares issuable upon (i) conversion of the Notes, (ii) exercise of the Warrants, (iii) issuance of the Leonite Settlement Shares, (iv) issuance of the Leonite Warrant Exchange Shares, (v) issuance of the Outstanding Equity Interest Shares, and (vi) issuance of the Origination Fee Shares. For additional information regarding the issuance the 2023 Notes and 2023 Warrants, see above description of the 2023 Purchase Agreement. For additional information about the issuance of the Leonite Settlement Shares, Leonite Warrant Exchange Shares and Outstanding Equity Interest Shares, see above description of the Leonite Exchange Agreement. For additional information regarding the issuance of the MCUS 2021 Note, the August 2021 Leonite Note, the Sharing Services Note, the Sharing Services Warrant and the Origination Fee, see below description of the 2021 Selling Stockholder Agreements.

We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered Shares, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

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The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the shares of our Common Stock by the Selling Stockholder.

The second column lists the number of shares of our Common Stock beneficially owned by the Selling Stockholders before this Offering (including shares which the Selling Stockholders has the right to acquire within 60 days, including upon conversion of any convertible securities)

The third column lists the shares of our Common Stock being offered by this prospectus by the Selling Stockholders.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by the Selling Stockholders and their percentage ownership after the Offering (including shares which the Selling Stockholders has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the Selling Stockholders may not convert any such securities to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon such Note and Warrant, as applicable.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholders as of August 21, 2023, except as otherwise noted below. Each Selling Stockholder may sell all or some of the shares of Common Stock it is offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The table below assumes each Selling Stockholder sells all of the Shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering (1)	Shares Offered Hereby	Number of Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering (1)
Leviston Resources, LLC(2)*	–	152,892,562	152,892,562	59.05%
MCUS, LLC(3)	–	153,253	153,253	0.06%
Leonite Fund I, LP (4)	–	4,307,561	4,307,561	1.66%
Sharing Services Note (5)	154,173	1,400,000	1,554,173	0.60%

(1)	Percentages are calculated based on an aggregate of [64,739,899] shares of Common Stock outstanding as of August 21, 2023. As applicable, such percentages have been further adjusted to account for outstanding convertible securities of the Selling Stockholders.

(2)	Represents 76,446,281 shares of Common Stock issuable upon the conversion of the 2023 Note, 38,223,141 shares of Common Stock issuable upon exercise of the Series 1 Warrants, and 38,223,140 shares of Common Stock issuable upon exercise of the Series 2 Warrants. The controlling party for Leviston Resources LLC is Roman Rogol, 78 SW 7th St, Miami, Fla 33130.

(3)	Represents 3,602,646 shares of Common Stock issuable upon the conversion of the August and September MCUS Notes and exercise of 110,000 warrants. The controlling party for MCUS LLC is Vlad Lipken, 5869 Avenida Isla Verde, #1502, Carolina, Puerto Rico 00979.

(4)	Represents 10,648,125 shares of Common Stock issuable upon the conversion of the August and September Leonite Notes and exercise of 110,000 warrants. The controlling party for Leonite I LP is Avi Geller, 1 Hillcrest Center Dr #232, Spring Valley, NY 10977

(5)	Represents the 1,400,000 shares of Common Stock issuable upon exercise of the Sharing Services Warrant, and 154,173 Origination Fee Shares. The controlling party for Sharing Services is J.T. Thatch, 1700 Cold Rd, #100, Plano, Texas 75075.

*In the event that Leviston Resources, LLC (“Leviston”) exercises all of its warrants and converts all of its promissory notes, it would result in Leviston exercising majority voting control of the Company, which will limit your ability to influence corporate matters and could delay, prevent or approve a change in corporate control.

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2021 Selling Stockholder Agreements

Leonite and MCUS Agreements

On September 3, 2021, the Company finalized two separate Convertible Promissory Notes (the “August 2021 Leonite Note” and “MCUS Note”), Securities Purchase Agreements, and ancillary agreements (collectively, the “Agreements”) with the Leonite Fund I, LP (“Leonite”) and MCUS LLC (“MCUS”), with such Agreements dated effective as of September 1, 2021.

Per the terms of the Agreements with Leonite, the Company was tendered $410,000, open with right of redemption for nine months. Pursuant to the Agreements, the Company used the net proceeds for immediate cash infusion for normative working capital purposes and capital expenditures. There are no other restrictions on future financing transactions contemplated in the Agreements. The Agreement does not contain any right of first refusal or penalties. Leonite agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time during the term of the Agreements. Pursuant to the Agreements, the Company is required to register all shares which the Leonite Fund I LP may acquire.

Also on September 3, 2021, the Company finalized a Promissory Convertible Note, Securities Purchase Agreement and ancillary agreements (collectively, the “MCUS Agreements”) with MCUS. Per the terms of the Agreements with MCUS LLC., the Company was tendered $500,000, which the Company used the net proceeds for immediate cash infusion for normative working capital purposes and capital expenditures. The Note had a right of redemption for nine months. MCUS has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time during the term of the Agreements. Pursuant to the Agreements, the Company is required to register all shares which the Leonite Fund I LP may acquire.

Sharing Services Agreement

On September 17th, 2021, the Company finalized a $1,400,000 investment into our Company with Sharing Services Global Corporation, a publicly traded company (“SHRG”) via a Convertible Promissory Note, a Share Purchase Agreement and Warrant Agreement (collectively, the “Agreements”).

Per the terms of the Agreements, the Company was tendered the full $1,400,0000, which is open with right of redemption at 10% interest per annum until September 9th, 2024. Should the holder prefer to have its debt converted, the conversion rate shall be based on the 30-day VWAP from 8/20/21 to 9/20/21, which is $3.2431.

Additionally, per the Agreements, Sharing Services Global Corporation (i) was tendered 1,400,000 Warrants with a three year life span and can convert at the market price of the previous 10 day VWAP of the date of conversion and (ii) issued 154,173 shares of our Common Stock as an origination fee pursuant to the Share Purchase Agreement.

Pursuant to the Agreements, we used the net proceeds for immediate cash infusion for normative working capital purposes and capital expenditures. There are no other restrictions on future financing transactions. The Agreement does not contain any right of first refusal or penalties. Sharing Services Global Corporation has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time during the term of the Agreements. Pursuant to the Agreements, the Company is required to register all shares which Sharing Services Global Corporation may acquire.

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DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock and provisions of its Articles of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to the Company’s Articles of Incorporation and Amended and Restated Bylaws.

Description of Stock

The Company is authorized to issue 400,000,000 shares of capital stock, par value $0.001 per share, of which 400,000,000 are shares of common stock and no shares are preferred stock. As of August 21, 2023, there were 100,169,170 shares of common stock and no shares of preferred stock issued and outstanding.

The holders of the Common Stock are entitled to one vote per share. In addition, the holders of the Common Stock will be entitled to receive dividends ratably, if any, declared by the Company’s board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of the Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

The Common Stock is quoted on the OTCQB under the trading symbol “STEK.”

The Company’s transfer agent is Empire Stock Transfer Inc.

Applicable Anti-Takeover Law

Set forth below is a summary of provisions in our Articles of Incorporation and the Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary, and it is qualified by reference our Articles of Incorporation, Bylaws and relevant provisions of the Nevada Revised Statutes.

No Cumulative Voting

Our Articles of Incorporation and the Bylaws do not provide holders of our Common Stock cumulative voting rights in the election of directors. The absence of cumulative voting could have the effect of preventing stockholders holding a minority of our shares of common stock from obtaining representation on our board of directors. The absence of cumulative voting might also, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest favored by a majority of our stockholders, the assumption of control by a holder of a large block of our stock or the removal of incumbent management.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTCQB or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Company will not receive proceeds from any such sales. The Selling Stockholders may use any one or more of the following methods when selling shares :

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock .

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We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because a Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, it will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP.

EXPERTS

The consolidated financial statements as of the fiscal year ended December 31, 2022 and 2021 have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://stemtech.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

48

PART I – FINANCIAL INFORMATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Stemtech Corporation

Consolidated Financial Statements

Six Months Ended June 30, 2023 and 2022

Years Ended December 31, 2022 and 2021

49

STEMTECH CORPORATION

Consolidated Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS

CURRENT ASSETS:
Cash	$283,878	$132,487
Accounts receivable, net	23,170	34,767
Inventory, net	225,719	158,053
Prepaid expenses and other current assets	231,212	287,063
TOTAL CURRENT ASSETS	763,979	612,370

Property and equipment, net	23,130	27,296
Intangible assets, net	3,011,798	2,994,000
Long term deposits	23,675	23,065
Operating lease right-of-use assets, net	112,222	142,801
Goodwill	467,409	467,409
TOTAL ASSETS	$4,402,213	$4,266,941

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,131,037	$3,396,543
Notes payable	1,353,247	446,246
Convertible debentures, net of discount	1,056,348	482,885
Operating lease liabilities - current	106,614	119,065
Deferred revenues	52,866	39,170
Factoring liability	9,722	214,249
Derivative liability	–	2,717,633
TOTAL CURRENT LIABILITIES	5,709,834	7,415,791

Operating lease liabilities – non-current	2,416	23,068
TOTAL LIABILITIES	5,712,250	7,438,859

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' DEFICIT
Common stock - $0.001 par value; 400,000,000 and 200,000,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 96,317,252 and 53,442,147 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	96,319	53,442
Additional paid in capital	23,728,202	19,391,400
Accumulated other comprehensive loss	(237,668)	(247,760)
Accumulated deficit	(24,154,890)	(21,631,241)
Stemtech Corporation stockholders’ deficit	(568,037)	(2,434,159)
Non-controlling interest in subsidiaries	(742,000)	(737,759)
TOTAL STOCKHOLDERS’ DEFICIT	(1,310,037)	(3,171,918)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,402,213	$4,266,941

See accompanying notes to these unaudited consolidated financial statements.

F-1

STEMTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three-months ended June 30,		For the six-months ended June 30,
	2023	2022	2023	2022

NET SALES	$1,128,126	$1,276,424	$2,261,467	$2,432,732

Cost of goods sold	222,900	382,831	454,717	629,057
Freight-in	23,282	10,382	36,282	26,753
TOTAL COST OF GOODS SOLD	246,182	393,213	490,999	655,810
GROSS PROFIT	881,944	883,211	1,770,468	1,776,922

OPERATING EXPENSES
Commissions	113,521	293,140	421,608	455,052
Selling and marketing	134,592	139,275	267,979	279,584
General and administrative	1,601,251	1,478,990	3,285,511	2,251,002
Research and development	177	–	13,977	–
TOTAL OPERATING EXPENSES	1,849,541	1,911,405	3,989,075	2,985,638

LOSS FROM OPERATIONS	(967,597)	(1,028,194)	(2,218,607)	(1,208,716)

OTHER INCOME (EXPENSE):
Other income (expenses), net	147	(927)	(1,101)	(1,951)
Interest expense	(2,016,314)	(645,651)	(3,897,480)	(1,171,017)
Change in fair value of derivative liabilities	1,289,443	(22,538,626)	1,681,798	(22,341,116)
Gain (loss) on extinguishment of debt	345,454	(878,806)	814,132	(878,806)
Gain on settlement of derivative liabilities	1,059,839	–	1,059,839	–
Gain on forgiveness of PPP Loan	–	124,300	–	124,300
TOTAL OTHER INCOME (EXPENSE), NET	678,569	(23,939,710)	(342,812)	(24,268,590)

LOSS BEFORE INCOME TAXES	(289,028)	(24,967,904)	(2,561,419)	(25,477,306)

PROVISION (BENEFIT) FOR INCOME TAXES	(1,888)	–	33,529	–
NET LOSS	(290,916)	(24,967,904)	(2,527,890)	(25,477,306)

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(3,997)	(19,665)	(4,241)	(34,327)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(286,919)	$(24,948,239)	$(2,523,649)	$(25,442,979)

Net loss per common share
Basic	$(0.00)	$(0.56)	$(0.04)	$(0.57)
Diluted	$(0.00)	$(0.56)	$(0.04)	$(0.57)

Shares used to compute loss per share
Basic	91,773,957	44,712,562	64,705,203	44,699,117
Diluted	91,773,957	44,712,562	64,705,203	44,699,117

Comprehensive loss
Net loss	$(286,919)	$(24,948,239)	$(2,523,649)	$(25,442,979)
Change in foreign currency translation adjustments	23,222	367,960	10,092	162,707
Comprehensive loss available to common stockholders	$(263,697)	$(24,580,279)	$(2,513,557)	$(25,280,272)

See accompanying notes to these unaudited consolidated financial statements.

F-2

STEMTECH CORPORATION

Consolidated Statements of Stockholders’ Deficit

For the Three and Six Months Ended June 30, 2023 and 2022

(Unaudited)

‘
	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive		Non- controlling	Total Stockholders'
	No. of Shares	Amount	Capital	Deficit	Income (Loss)	Sub total	Interests	Deficit

Balance at March 31, 2022	44,685,673	$44,685	$10,224,556	$(13,581,058)	$(635,508)	$(3,947,325)	$(664,516)	$(4,611,841)
Stock based compensation	–	–	109,463	–	–	109,463	–	109,463
Stock issued for services	10,000	10	29,990	–	–	30,000	–	30,000
Stock issued for loan extension	100,000	100	299,900	–	–	300,000	–	300,000
Foreign currency translation adjustment	–	–	–	–	367,960	367,960	–	367,960
Loss attributable to non-controlling interests	–	–	–	–	–	–	(19,665)	(19,665)
Net loss	–	–	–	(24,948,239)	–	(24,948,239)	–	(24,948,239)
Balance at June 30, 2022	44,795,673	$44,795	$10,663,909	$(38,529,297)	$(267,548)	$(28,088,141)	$(684,181)	$(28,772,322)

Balance at December 31, 2021	44,685,673	$44,685	$10,116,296	$(13,086,318)	$(430,255)	$(3,355,592)	$(649,854)	$(4,005,446)
Stock based compensation	–	–	217,723	–	–	217,723	–	217,723
Stock issued for services	10,000	10	29,990	–	–	30,000	–	30,000
Stock issued for loan extension	100,000	100	299,900	–	–	300,000	–	300,000
Foreign currency translation adjustment	–	–	–	–	162,707	162,707	–	162,707
Loss attributable to non-controlling interests	–	–	–	–	–	–	(34,327)	(34,327)
Net loss	–	–	–	(25,442,979)	–	(25,442,979)	–	(25,442,979)
Balance at June 30, 2022	44,795,673	$44,795	$10,663,909	$(38,529,297)	$(267,548)	$(28,088,141)	$(684,181)	$(28,772,322)

Balance at March 31, 2023	61,136,808	$61,137	$20,092,577	$(23,867,971)	$(260,890)	$(3,975,147)	$(738,003)	$(4,713,150)
Stock based compensation	–	–	109,463	–	–	109,463	–	109,463
Stock issued for services	6,047,680	6,048	360,711	–	–	366,759	–	366,759
Conversion of convertible notes and accrued interest to common stock	16,983,094	16,985	1,359,073	–	–	1,376,058	–	1,376,058
Settlement of accrued liabilities for common stock	12,149,670	12,149	794,927	–	–	807,076	–	807,076
Reclassification of derivative liabilities to APIC	–	–	1,011,451	–	–	1,011,451	–	1,011,451
Foreign currency translation adjustment	–	–	–	–	23,222	23,222	–	23,222
Loss attributable to non-controlling interests	–	–	–	–	–	–	(3,997)	(3,997)
Net loss	–	–	–	(286,919)	–	(286,919)	–	(286,919)
Balance at June 30, 2023	96,317,252	$96,319	$23,728,202	$(24,154,890)	$(237,668)	$(568,037)	$(742,000)	$(1,310,037)

Balance at December 31, 2022	53,442,147	$53,442	$19,391,400	$(21,631,241)	$(247,760)	$(2,434,159)	$(737,759)	$(3,171,918)
Stock based compensation	–	–	217,723	–	–	217,723	–	217,723
Stock issued for services	6,075,578	6,076	426,037	–	–	432,113	–	432,113
Conversion of convertible notes and accrued interest to common stock	22,249,857	22,252	1,617,144	–	–	1,639,396	–	1,639,396
Settlement of accrued liabilities for common stock	12,149,670	12,149	794,927	–	–	807,076	–	807,076
Stock issued for LFR Acquisition	2,400,000	2,400	269,520	–	–	271,920	–	271,920
Reclassification of derivative liabilities to APIC	–	–	1,011,451	–	–	1,011,451	–	1,011,451
Foreign currency translation adjustment	–	–	–	–	10,092	10,092	–	10,092
Loss attributable to non-controlling interests	–	–	–	–	–	–	(4,241)	(4,241)
Net loss	–	–	–	(2,523,649)	–	(2,523,649)	–	(2,523,649)
Balance at June 30, 2023	96,317,252	$96,319	$23,728,202	$(24,154,890)	$(237,668)	$(568,037)	$(742,000)	$(1,310,037)

See accompanying notes to these unaudited consolidated financial statements.

F-3

STEMTECH CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

	For The Six Months Ended June 30,
	2023	2022

OPERATING ACTIVITIES
Net loss	$(2,527,890)	$(25,477,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	273,493	216,717
Stock compensation expense	217,723	217,723
Stock issued to vendor for services	432,113	30,000
Amortization of debt discount	2,137,270	1,028,375
Amortization of right of use asset	30,579	27,253
Non-cash interest expense from issuance on debt (derivative)	1,604,081	–
Gain on settlement of derivative liabilities	(1,059,839)	–
Change in fair value of derivative liabilities	(1,681,798)	22,341,116
Gain (loss) on extinguishment of debt	(814,132)	878,806
Gain on forgiveness of PPP Loan	–	(124,300)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	11,597	(13,352)
Inventory	(67,666)	235,278
Prepaid expenses and other current assets	55,851	104,191
Accounts payable and accrued expenses	509,943	(192,096)
Long term deposits	(610)	9,665
Deferred revenues	13,696	–
Operating lease liabilities	(33,103)	(26,834)
NET CASH USED IN OPERATING ACTIVITIES	(898,692)	(744,764)

FINANCING ACTIVITIES
Proceeds from notes payable	1,561,000	–
Proceeds from factoring liability	(230,263)	241,000
Return of principal	–	88,215
Repayment of note payable and factoring liability	(290,746)	(175,635)
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,039,991	153,580

Effects of currency translation on cash	10,092	162,707

Net increase (decrease) in cash	151,391	(428,477)
Cash, beginning of period	132,487	828,206
Cash, end of period	$283,878	$399,729

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$6,821	$–

Supplemental Disclosure of Non-Cash Information
Stock issued for LFR Acquisition	$271,920	$–
Issuance of common stock for conversion of debt	$1,639,396	$–
Settlement of accrued liabilities for common stock	$807,076	$–
Reclassification of derivative liabilities to APIC	$1,011,451	$–
Recognition of right of use asset - operating lease	$–	$53,463

See accompanying notes to these unaudited consolidated financial statements.

F-4

STEMTECH CORPORATION

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Basis of Presentation

Stemtech Corporation and its Subsidiaries (collectively, the “Company”) was incorporated in the State of Nevada, USA on September 4, 2009 under the previous name Globe Net Wireless Corp. On November 19, 2021, the Company adopted an Amendment to its Articles changing the name of the Corporation to Stemtech Corporation in the state of Nevada, and on April 14, 2022, FINRA gave final approval for said name change, as evidenced by the 8-K filed that date. Stemtech is a global network marketing company that develops science-based products that it believes supports wellness by helping the body maintain healthy stem cell physiology, also known as stem cell enhancers. Known as the Stem Cell Nutrition Company®, the Company is a pioneer in stem cell science, and believes it can demonstrate that adult stem cells function as the natural renewal system of the body. The Company believes our products enhance and support the work of the body’s stem cells by releasing more stem cells, helping to circulate them in the blood and migrate them into tissues, where they can perform their daily function of renewal for optimal health. Our mission is to enhance wellness and prosperity around the world. These products are marketed internationally by the Company’s subsidiaries and through independent distributors. The Company markets its products under the following brands: RCM System, stemrelease3™, Stemflo® MigraStem™, OraStem® (Oral Health Care), and D-Fuze™ (Electromagnetic Frequency Blocker). Cellect One™ Rapid Renew Stem Cell Peptide Night Cream.

On August 19, 2021, Stemtech Corporation (“Stemtech”), a Delaware corporation, entered into a Merger Agreement (the “Merger Agreement”) with Globe Net Wireless Corp. (“Globe Net” or “GNTW”). The merger was accounted for as a reverse acquisition and recapitalization in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the merger and concluded, based on a consideration of the pertinent facts and circumstances, that Stemtech acquired Globe Net for financial accounting purposes. On November 9, 2021, the Company changed its fiscal year end from a fiscal year end of August 31 to a calendar year end of December 31.

The consolidated financial statements include the accounts of Stemtech (Parent) and its ten (10) subsidiaries:

1)	Stemtech HealthSciences Corp (U.S.A.) (“Stemtech HealthSciences”) – 100%
2)	Stemtech Canada, Inc. (“Canada”) – 100%
3)	Stemtech Health Sciences S. de R.L. de C.V. (“Mexico”) – 100%
4)	Stemtech Services SARL de C.V. (Mexico) (“Stemtech Mexico”) – 100%
5)	Stemtech Malaysia Holdings Sdn. Bhd. (“Malaysia Holdings”) – 100%
6)	Stemtech Malaysia Sdn. Bhd. (“Malaysia”) – 70%
7)	Stemtech Taiwan Holding, Inc. (“Taiwan”) – 100%
8)	Tecrecel S.A. (“Ecuador”) – 100%
9)	Food & Health Tech Foodhealth SA (“Ecuador FHTFH”) – 100%
10)	Life Factor Research (“LFR”) – 100%
11)	Stemtech IP Holdings (“IP Holdings”) – 100%

F-5

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Form 10-K for the year ended December 31, 2022, filed April 17, 2023. In the opinion of management, all adjustments (consisting of normal recurring adjustments unless otherwise indicated) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2023, are not necessarily indicative of the results that may be expected for the year as a whole. All intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

The Company has experienced recurring net losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $24.1 million and a working capital deficiency of approximately $4.9 million at June 30, 2023. The Company has funded its activities to date almost exclusively from debt and equity financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will continue to require substantial funds to implement its new investment acquisition plans. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments.

The Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements depends on its ability to execute its business plan, increase revenue, and reduce expenditures. Such conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid temporary investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents. The Company has no cash equivalents as of June 30, 2023 and December 31, 2022. The Company maintains certain cash balances at several institutions located outside the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

F-6

Inventory

Inventory is comprised of finished goods and raw materials and is valued at the lower of cost or market, using the “first-in, first-out” method in determining cost. Management evaluates the allowance for inventory obsolescence on a regular basis and has determined that no allowance for slow moving or obsolete inventory is necessary as at June 30, 2023 and December 31, 2022.

Impairment of Long-Lived Assets

The Company assesses, on an annual basis, the recoverability of the carrying amount of intangible assets and long-lived assets used in continuing operations. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value. The Company evaluated its long-lived assets for any indications of impairment. The Company concluded that there was no impairment, however there can be no assurance that market conditions will not change or demand for the Company’s products will continue which could result in impairment of long-lived assets in the future.

Revenue Recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 606 “Revenues from Contracts with Customers.” Five basic steps must be followed before revenue can be recognized; (1) Identifying the contract(s) with a customer that creates enforceable rights and obligations; (2) Identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) Determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) Allocating the transaction price to the performance obligations in the contract, which requires the Company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) Recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer. The amount of revenue recognized is the amount allocated to the satisfied performance obligation.

Revenues from direct retail sales to consumers and revenues from independent distributors occur when title and risk of loss had passed, which generally occurs at the time the products are shipped. Revenues are recorded net of estimated sales returns and allowances.

Allowances for product returns are provided at the time the sale is recorded. This liability is based upon historic return rates and the relevant return pattern, which reflects anticipated returns to be received over a period of up to one year following the original sale. As at June 30, 2023, the Company had a reserve for sales returns of approximately $9,700 (December 31, 2022 - $7,000), which is included in accrued liabilities in the accompanying consolidated balance sheets.

Comprehensive Loss

The other comprehensive loss in the accompanying consolidated financial statements relates to the net loss of the Company for the respective period as well as unrealized foreign currency translation adjustments.

Foreign Currency Translation

A portion of the Company’s business operations occur outside the United States. The local currency of each of the Company’s subsidiaries is generally its functional currency. All assets and liabilities are translated into U.S. Dollars at exchange rates existing at the balance sheet dates, revenue and expenses are translated at weighted-average exchange rates and stockholders’ deficit is recorded at historical exchange rates. The resulting foreign currency translation adjustments are recorded as a separate component of stockholders’ deficit in the consolidated balance sheets and as a component of comprehensive loss. Transaction gains and losses are included in other income (expense), net in the consolidated statements of operations and comprehensive loss.

F-7

Net Loss per Common Share, basic

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.

For the six months ended June 30, 2023 and 2022, the dilutive effect of 14,448,206 and 3,836,000, respectively, of common stock warrants have not been included in the average shares outstanding for the calculation of net loss per share as the effect would be anti-dilutive as a result of our net loss in these periods.

Fair Value Measurements

As defined in ASC 820 “Fair Value Measurements,” fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, accrued interest, notes payable and, convertible debentures. The carrying amounts of these financial instruments are of approximate fair value due to either length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements. The Company’s derivative liabilities are valued using option pricing models with Level 3 inputs.

F-8

Sequencing

Based upon ASC 840-15-25, the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes and warrants. Pursuant to the sequencing approach, the Company evaluates its contracts based upon the earliest issuance date.

Note 3 – Inventory

Inventory consists of the following components:

	June 30,	December 31,
	2023	2022
Finished goods	$118,927	$103,297
Raw materials	106,792	54,756
Total Inventory	$225,719	$158,053

Note 4 – Intangible Assets

On May 7, 2018, Stemtech Corporation purchased the assets of Stemtech International, Inc. (the “Former Parent Company”), out of a Chapter 7 Bankruptcy for $400,000 and assumed a $4,000,000 note from RBCD Holdings Inc (formerly RBCD Holdings LLC) (“RBCD Holdings”), a related party owned by the Company’s Directors, purchased an outstanding note at its face value of $4,000,000 from the Opus Bank (the “Opus Note”) and subsequently converted in 2019 into 2,000,000 shares of the Company’s common stock of which 250,000 shares of the Company’s stock was allocated to Charles Arnold, an officer and director.

Pursuant to a bankruptcy decree, the Company paid $400,000 in cash and assumed a note payable in the amount of $4,000,000 representing 100% percent of the issued and outstanding capital stock of Stemtech Canada, Inc. (Canada), Stemtech Health Sciences S. de R.L. de C.V. (Mexico), Stemtech Services SARL de C.V. (Mexico) (“Stemtech Mexico”), Ste, Stemtech New Zealand, Ltd. (“Stemtech New Zealand”), Stemtech Taiwan Holding, Inc. (U.S.A.), PT Stemtech Indonesia (Indonesia Pty Ltd.), Stemtech Korea (Korea) and Tecrecel S.A. (Ecuador); and Stemtech Malaysia Holdings S/B (Malaysian Parent) that owns two-thirds of its subsidiary Stemtech Malaysia Holding Sdn. Bhd. (Malaysia).

Fair Value of the Acquired Assets

The Company accounted for the acquisitions as business combinations using the acquisition method of accounting as prescribed in ASC Topic 805 Business Combinations (“ASC 805”) and ASC Topic 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, the Company assigned fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed as of the acquisition dates. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The excess purchase price has been recorded as goodwill in the amount of $467,409 at June 30, 2023 and December 31, 2022. The estimated useful life of the identifiable intangible assets is six to fourteen years. The goodwill is amortizable for tax purposes.

F-9

Fair Value of the LFR Acquisition

In March 2023, the Company acquired 100% of LFR, a research and development company with expertise in the formulation of products. The Company accounted for this transaction as an asset acquisition method of accounting as prescribed in ASC Topic 805 Business Combinations (“ASC 805”) and ASC Topic 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, the Company assigned fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed as of the acquisition dates.

The consideration paid for 100% of LFR was 2.4 million shares of the Company with a fair value of $271,920. At the time of purchase, LFR’s liability exceeded its assets by $15,205, and the difference between the net tangible assets and the purchase price, being $287,125, was allocated to a non-compete agreement and will be amortized over 18 months.

The components of all acquired intangible assets were as follows at June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022	Average Estimated Life (Years)
Patent products	$2,344,900	$2,344,900	14
Trade names & trademarks	1,106,000	1,106,000	Indefinite
Customer/distribution list	1,461,300	1,461,300	6
Non-compete agreement	287,125	–	18 months
Accumulated amortization	(2,187,527)	(1,918,200)
Total	$3,011,798	$2,994,000

Note 5 – Operating Lease Commitments

On August 16, 2021, the Company extended its office space lease with Sunbeam Properties Inc. to rent approximately 5,000 square feet of space in Miramar, Florida. The Company pays $8,900 per month in rent until the end of the extended lease September 30, 2024. The Company, incurred lease expense for its operating leases of $18,220 and $36,440 for each of the three and six month periods ended June 30, 2023 and 2022, respectively and Company’s weighted-average remaining lease term relating to its operating leases is 1.28 years, with a weighted-average discount rate of 10%.

In June 2022, the Company entered into a lease for office space in Mexico which terminates on May 31, 2024.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of June 30, 2023:

Maturity of operating lease liabilities for the following periods:
July 1, 2023 to June 30, 2024	$96,283
July 1, 2024 to September 30, 2024	22,065
Total undiscounted operating lease payments	118,348
Less: imputed interest	9,318
Present value of operating lease liabilities	$109,030

The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, the Company uses a discount rate based on its incremental borrowing rate, which is determined using the average of borrowing rates explicitly stated in the Company’s convertible debt.

F-10

Note 6 – Notes Payable

Schedule of notes payable as of:

	June 30, 2023	December 31, 2022
Secured Royalty Participation Agreements (1)	$–	$150,000
Vehicle and equipment loans (2)	2,770	11,246
Notes payable (3)	1,350,477	285,000
Convertible notes payable, net of discount (4)	1,056,348	482,885
Total notes payable, net of discount of $945,293 and $1,823,265 as of June 30, 2023 and December 31, 2022, respectively	$2,409,595	$929,131

(1)	During June 2018, the Company entered into two (2) Secured Royalty Participation Agreements with Profile Solutions, Inc. (“PSI”) in exchange for working capital loans totaling $150,000. The loan amounts were due in June of 2019, plus an IRR of 18%. In consideration of these loan obligations, The Company agreed to pay a monthly royalty for one year being the greater of: x) 10% of the loan amount or y) 1.5% of the monthly gross revenues. PSI claims that these loans are in default, but the Company contends the loans reflected the terms of these agreements were usurious and contends that the loans are not legally enforceable obligations. This case was dismissed by the Court March 16, 2023 leaving a gain on extinguishment of $150,000. (See Legal Part I, 3.1)

(2)	In 2019, Malaysia borrowed $27,295 to purchase a car. The note accrues interest at 4.42% and matures in 5 years with a balance due as at June 30, 2023 of $2,770 (December 31, 2022 - $11,246).

(3)

In 2019, the Company engaged in agreements involving promissory notes with three lenders, collectively amounting to a principal balance of $375,000. These notes, bearing effective interest rates of 10%, mature within a one-year timeframe. Additionally, the Company allotted 45,000 shares of common stock, cumulatively valued, as a commitment incentive, resulting in an associated debt discount of $22,500. In the subsequent year, 2020, the Company further entered into promissory note arrangements with four lenders, culminating in an aggregate principal balance of $225,000. The effective interest rates for these notes range between 8% and 10% annually. As of December 31, 2022, the outstanding balance for the notes from both the 2019 and 2020 issuances amounted to $275,000, accompanied by accrued interest totaling $50,819.

On October 20, 2021, the Company issued a pair of promissory notes to investors, totaling $10,000. These notes were duly settled in their entirety on January 18, 2023 and April 3, 2023, respectively. Subsequently, on June 12, 2023, a conversion of principal took place, with $275,000 being converted at a rate of $0.05 per share, resulting in the issuance of 6,777,121 common shares. Among these, 5,522,303 shares were released, while the remaining 1,254,841 shares of common stock payable to a singular investor, with a fair value of $62,741 which is included in accounts payable and accrued expenses on the consolidated balance sheet as of June 30, 2023.

On May 1, 2023, the Company amended its convertible promissory note with Sharing Services Global Corporation (“SHRG”), wherein SHRG capitalized $222,556 of accrued interest and waive its conversion rights as per the original agreement, see below. The promissory note is no longer convertible and is included in the chart above with plain notes payable.

As of June 30, 2023, and December 31, 2022, the outstanding balance for these notes stood at $1,350,477 and $285,000, respectively.

(4)

During the fiscal year concluding on December 31, 2021, the Company issued a cumulative total of $2,423,738 in convertible promissory notes to investors. These notes featured varying maturity dates spanning from nine months to three years, coupled with interest rates ranging from 8% to 12% per annum. In addition, the Company distributed 154,173 shares of common stock and granted warrants allowing the purchase of 2,400,000 common stock shares at exercise prices spanning between $2.685 and $3.00 per share. The recorded value of both the common stock and warrants was attributed as a discount to the notes, valuated at fair market value.

In the second quarter of 2022, one of the notes held by investor MCUS LLC (“MCUS”) was extended by 60 days, until August 1, 2022. As part of the extension agreement, the Company issued 100,000 shares of common stock to the noteholder. Moreover, the conversion price of the note was reduced to the lower of (i) 50% of the lowest volume weighted average prices for common stock over the 30 trading days leading up to the conversion notice date and (ii) the Closing Price on the Closing Date, capped at $2.25. On August 18, 2022, this note was extended to September 30, 2022, in exchange for 200,000 shares of common stock and in the fourth quarter of 2022, this note was once again extended, this time until May 31, 2023.

On July 13, 2022, another note held by investor Leonite Fund 1, LP (”Leonite”), was extended to September 1, 2022, in exchange for 183,780 warrants, 75,512 common stock shares, and an increased principal amount of $70,833. On September 8, 2022, the same note was further extended to May 26, 2023, accompanied by a rise in the interest rate from 10% to 18% per annum. The amendment of this note resulted in a recognized loss on extinguishment amounting to $252,429.

Throughout the third and fourth quarters of 2022, the Company issued a collective sum of $400,000 in convertible notes payable, net of discount, in several installments to MCUS and Leonite. These notes accrued interest varying from 10% to prime plus 8% per annum and possessed maturity dates nine months from their issuance. Additionally, the lenders received 95,115 warrants with an exercise price equivalent to the lower of $2.685 or 65% of the lowest traded price over the preceding 30 days, and 81,760 warrants with an exercise price equal to the lower of $2.685 or 50% of the Volume Weighted Average Price (VWAP) over the preceding 30 days. All the warrants issued were set to expire five years after their issuance date.

During the year ended December 31, 2022, a sum of $798,526 in principal and $25,473 in accrued interest was converted into 4,114,816 common shares. As a result, a balance of $482,885, net of discount and accrued interest of $381,259 remained outstanding as of December 31, 2022.

In January 2023, the Company issued 5,266,763 upon the conversion of $263,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $318,678 gain on extinguishment.

F-11

On February 28, 2023, the Company entered into a comprehensive settlement and exchange agreement concerning a Senior Secured Convertible Promissory Note with Leonite. Under this agreement, Leonite agreed to settle its outstanding liability and cancel its warrants in exchange for 10,648,152 common stock shares of the Company to purchase common stock at $0.05 per share. As the debt was settled, the Company recognized a loss on extinguishment worth $132,142 and owed $637,684 worth of common shares. In the second quarter of 2023, the Company issued 6,340,591 common shares, leaving a payable balance of 4,307,561 shares of common stock valued at $573,336, which is included in accounts payable and accrued expenses on the consolidated balance sheet as of June 30, 2023.

On March 27, 2023, the Company executed an investment agreement with an institutional investor (“Holder”) for up to $7,000,000 through a convertible promissory note, share purchase agreement, and warrant agreement (the "2023 Note"). The 2023 Note, with a principal amount reaching up to $7,000,000, carried an original issue discount of 12% and was structured to be disbursed in four installments. These installments included a first disbursement of $1,000,000 on March 27, 2023, a second disbursement of $200,000 within three days after filing an S-1 registration statement, a third disbursement of $500,000 forty-five days after the effectiveness of the S-1 registration statement, and a fourth disbursement of $120,000 forty-five days after the third disbursement. The S-1 Registration Statement was filed on May 9, 2023. The 2023 Note bore an interest rate of seven percent (7%) per annum and could be redeemed by the Company at any time for an amount equivalent to one hundred twenty-five percent (125%) of the outstanding principal and interest on the Note. Additional disbursements were discretionary on the Holder's part and could be executed at any time. Should the Holder's broker decline custody of the issued securities, the Holder would have no obligation to adhere to the disbursement schedule, yet the option to make such disbursement would remain.

On April 11, 2023, the Company amended its Promissory Note with MCUS, resulting in the conversion price being fixed at $0.05. Since the Promissory Note is not significantly different after the amendment, the note was treated using modification accounting. After eliminating the bifurcated derivative liability, the company recorded a gain of $171,362 on settlement of derivative liabilities. On May 1, 2023, the Company partially settled its debt with MCUS by agreeing to issue 7,739,938 shares of common stock, of which 5,121,200 were issued, resulting in a loss on extinguishment of $79,212. The Company retains an obligation towards MCUS, entailing the issuance of 2,618,738 shares of common stock valued at $130,987, which is included in accounts payable and accrued expenses as of June 30, 2023.

Similarly, on May 1, 2023, the Company amended its convertible promissory note with SHRG, wherein SHRG capitalized $222,556 of accrued interest and waive its conversion rights as per the original agreement. However, this amendment was contingent upon the Company making a payment of $222,556 to SHRG, which was duly fulfilled in May 2023. This amendment was treated using extinguishment accounting which eliminated the bifurcated derivative liability and added additional debt discount resulted in a recorded gain of $557,793 on extinguishment.

As of June 30, 2023, the outstanding gross principal balance for the three convertible notes was $1,350,477, $227,777 and $1,773,864, and the remaining unamortized debt discount for each note was $40,736, $0, and $904,557, respectively.

As of December 31, 2022, the outstanding gross principal balance for the three convertible notes was $1,400,000, $267,082, and $639,068, and the remaining unamortized debt discount for each note was $1,259,825, $183,391, and $380,049, respectively.

The aggregate balance of all three convertible notes payable, net of discount, as of June 30, 2023 and December 31, 2022 was $2,406,825 and $482,885, respectively.

Note 7 – Derivative Liabilities

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, which gives rise to a derivative liability which is a non-cash liability. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC Subtopic 815-15 Embedded Derivatives (“ASC 815-15”), the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period. Based upon ASC 840-15-25, the Company has adopted a sequencing approach regarding the application of ASC 815-40 to its outstanding convertible notes and warrants. Pursuant to the sequencing approach, the Company evaluates its contracts based upon the earliest issuance date.

F-12

Schedule of Derivative Liabilities

	Derivative Liability - Convertible Notes	Derivative Liability - Warrants	Total
Balance as of January 1, 2022	$1,252,397	$2,972,188	$4,224,585
Change due to issuances	3,401,528	1,964,761	5,366,289
Change due to redemptions	(2,850,311)	(7,246,201)	(10,096,512)
Change in fair value	840,180	2,383,091	3,223,271
Balance as of December 31, 2022	2,643,794	73,839	2,717,633
Change due to issuances	1,279,735	1,233,201	2,512,936
Change due to redemptions	(2,533,464)	(1,015,307)	(3,548,771)
Change in fair value	(1,390,065)	(291,733)	(1,681,798)
Balance as of June 30, 2023	$–	$–	$–

The Company used a Monte Carlo model to estimate the fair value of its derivatives. A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the fair value of derivative liabilities during the following periods:

	June 30, 2023	December 31, 2022
Stock price	$0.08 - $10.85	$0.09 - $10.85
Contractual term (in years)	0.00 - 3.00	0.00 - 5.00
Volatility (annual)	47.4% - 238.6%	47.4% - 236%
Risk-free rate	0.19% - 4.53%	0.19% - 4.38%

Note 8 – Financing Arrangement

During the year ended December 31, 2022, the Company entered into five non-recourse agreements for the sale of future receipts receiving gross proceeds of $528,984 which provided the Company with the ability to convert its account receivables into cash. Under the terms of the agreements, the Company must pay a specified amount each day until the financed receivables are fully paid. The agreements have an effective interest rate within the range of approximately 36% and 40%, which includes a discount of $143,446. The outstanding balance is secured by an interest in virtually all assets of the Company, with a first security interest on accounts receivable.

During the period ended March 31, 2023, the Company entered into two non-recourse agreements for the sale of future receipts for net proceeds of $571,500, receiving $449,000 in cash, which provided the Company with the ability to convert its account receivables into cash. These two loans were fully reimbursed prior to March 31, 2023.

The Company accounts for these agreements as a financing arrangement, with the purchase price recorded as a liability and daily repayments made are a reduction of the liability. As of June 30, 2023, there was an outstanding balance of $13,805 (December 31, 2022 - $292,636) which is presented net of a discount of $4,083 (December 31, 2022 - $78,387).

F-13

Note 9 – Stockholders’ (Deficit) Equity

On May 5, 2023, the Company amended its articles of incorporation to increase the number of authorized shares of common stock of the Company to 400,000,000.

Stock issuance for services and stock based compensation

During the six months ended June 30, 2023, the Company issued 6,075,578 shares of common stock, to officers, employees and vendors for services valued at $432,113.

During the six months ended June 30, 2023 and 2022, the Company also recognized $217,723 of expense relating to the vesting of common stock issued to the Company’s Chairman and CEO.

Settlement of accrued liabilities for common stock

During the six months ended June 30, 2023, the Company issued 12,149,670 shares of common stock, to officers, employees and vendors for accumulated past services of $807,076, including $416,667 to its Chairman and CEO, see note 10. The Company owes 96,882 shares of common stock to a vendor for services, leaving a payable of $7,565, which is included in accounts payable and accrued expenses on the consolidated balance sheet as of June 30, 2023.

Stock issued for LFR Acquisition

During the six months ended June 30, 2023, the Company issued 2,400,000 shares of common stock for the acquisition of LFR with a fair value of $271,920 (see Note 4).

Stock issued for loan extension

On June 8, 2022, the Company issued 100,000 shares of common stock valued at $300,000 to one of its note holders per the loan extension agreement (see Note 3). The Company recognized $878,806 loss on extinguishment of the note.

On July 13, 2022, the Company entered into an amendment of its original promissory convertible note of September 1, 2021 with the note holder. The terms of the original note was amended to increase the principal balance of the note by $70,833; as well as granting 186,220 warrants and 75,512 common shares as consideration for a 90-day extension of the note. The common shares were issued to the lender as well as the original 74,488 common shares that were to be issued upon entering into the original loan agreement dated September 1, 2021. The Company recognized $955,658 loss on extinguishment of the note.

On August 18, 2022, the Company entered into an additional amendment of a previous amendment dated May 31, 2022, of its original promissory convertible note executed on September 3, 2021. Under the terms of the new amendment dated August 18, 2022, the note is extended until September 30, 2022 and in exchange, the Company agreed to provide the noteholder with 200,000 shares of common stock. In addition, the noteholder also agreed to cancel 500,000 warrants previously issued to the noteholder in exchange for an additional 200,000 shares of Company’s common stock. The Company recognized $423,176 loss on extinguishment of the note and a $1,183,544 gain on extinguishment upon cancellation of the warrants and derivative liabilities associated with the warrants.

On August 26, 2022, the Company cancelled 370,000 warrants previously issued to a note holder in exchange for the 370,000 common shares valued at $1,213,710. The Company recognized a $4,106,707 gain on extinguishment upon cancellation of the warrants and derivative liabilities associated with the warrants that was partially offset by a loss on extinguishment of $77,960.

Conversion of convertible notes and accrued interest to common stock

On September 19, 2022, the Company, under the terms of the note, issued 329,670 common shares upon the conversion of $148,870 in notes payable plus $1,250 in transaction fees. Upon conversion and settlement of the derivative liability, the Company recognized a $214,655 gain on extinguishment.

F-14

On September 20, 2022, the Company, under the terms of the note, issued 250,438 common shares upon the conversion of $100,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $100,808 gain on extinguishment.

On September 29, 2022, the Company, under the terms of the note, issued 1,355,222 common shares upon the conversion of $388,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $341,156 gain on extinguishment.

On December 9, 2022, the Company, under the terms of the note, issued 256,410 common shares upon the conversion of $39,744 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $41,435 gain on extinguishment.

On December 9, 2022, the Company, under the terms of the note, issued 1,923,077 common shares upon the conversion of $148,077 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $148,254 gain on extinguishment.

On January 13, 2023, the Company, under the terms of the note, issued 2,600,000 common shares upon the conversion of $130,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $155,870 gain on extinguishment.

On January 23, 2023, the Company, under the terms of the note, issued 2,666,763 common shares upon the conversion of $133,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $162,808 gain on extinguishment.

On April 26, 2023 and June 7, 2023, the Company issued 6,340,591 common shares valued at $843,933 upon the conversion of notes payable. Upon conversion of the note and settlement and derivative liability, the Company recognized a $132,142 loss on extinguishment, see Note 6.

On May 1, 2023 and June 21, 2023, the Company issued 5,120,200 common shares valued at $250,889, resulting in a loss on extinguishment of $79,212, see Note 6.

On June 12, 2023, the Company issued 5,522,303 common shares upon the conversion of $276,115 in notes payable and accrued interest. Upon conversion, the Company recognized a $5,516 loss on extinguishment.

Reclassification of derivative liabilities to APIC

On May 1, 2023, the Company no longer had derivative liabilities associated with the warrants and their cumulative value of $1,011,451 was reclassified into additional paid in capital on the consolidated statement of stockholders’ deficit.

Note 10 – Related Parties

Notes Payable and Accrued Interest – Related Parties

During the period ended June 30, 2022, the Company entered into the following related party transactions:

•	It recognized $125,000 in accrued salary for its Chairman and CEO in addition to the Company amortized $217,723 of previous stock compensation granted to its Chairman and CEO that is being amortized over 82 months;
•	A company with a common director advanced the Company $1,400,000 at 10% on September 1, 2021 for which the Company accrued $70,000 in interest for the year which is included in accounts payable and accrued liabilities. This note is also described in Note 6.
•	The Company paid its CFO $4,500 in fees during the year.

F-15

During the period ended June 30, 2023, the Company entered into the following related party transactions:

•	Issued 8,333,333 shares of common stock at $0.05 per share for $416,667 in accrued salary for its Chairman and CEO and in addition the Company amortized $217,723 of previous stock compensation granted to its Chairman and CEO that is being amortized over 82 months;
•	The Company paid $30,000 in salary to its President and COO.
•	The Company accrued $3,500 in fees payable and issued 2,685,180 shares of common stock at $0.05 per share for $134,259 to its Corporate Secretary for services.
•	The Company accrued $9,500 in fees payable to its CFO.
•	A company with a common director advanced the Company $1,400,000 at 10% on September 1, 2021 for which the Company accrued $80,571 ($70,000 in 2022) in interest during the six months ended June 30, 2023 and included in accounts payable and accrued liabilities on the consolidated balance sheet as of June 30, 2023 and December 31, 2022, respectively. This note is also described in Note 6.

Note 11 – Commitments and Contingencies

Legal proceedings

On August 6, 2019, Ray Carter, the former CEO prior to the Company’s Bankruptcy, filed a lawsuit against the Company’s subsidiary Stemtech HealthSciences, alleging unpaid salary and vacation time dating to a period predating the Company’s current management team taking control in 2018. Mr. Carter’s claim is in the amount of $267,000. The Company has counter-sued Ray Carter personally and deems this matter non-meritorious. At the same time, the Company has accrued $267,000 which is included in accounts payable and accrued liabilities in the consolidated balance sheets as at June 30, 2023 and December 31, 2022. Mr. Carter’s request for Summary Judgment was dismissed by the Court on March 3, 2023.

On March 4, 2020, Canon Financial Services, Inc., filed a lawsuit against the Company in a dispute over office machine leases. The Company settled this matter with Canon Financial Services out of Court for $32,000 in May 2021. This amount was paid and a Stipulation of Dismissal with Prejudice was filed on May 8, 2023, closing the case.

In the opinion of management, the resolution of these matters, if any, will not have a material adverse impact on the Company’s consolidated financial position or consolidated results of operations.

Note 12 – Subsequent Events

Management of the Company has performed a review of events and transactions occurring after the consolidated balance sheet date to determine if there were any such events or transactions requiring adjustment to or disclosure in the accompanying consolidated financial statements, noting none other than the following:

On August 8, 2023, the Company issued 1,254,818 shares of common stock to an investor satisfying $62,741 of common stock payable, see Note 6.

On August 10, 2023, the Company issued 2,559,600 shares of common stock to MCUS as the third and final tranche to satisfy $130,987 of common stock payable, see Note 6.

F-16

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Stemtech Corporation and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Stemtech Corporation and Subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the notes to consolidated financial statements, the Company has suffered recurring losses from operations since inception and has a significant working capital deficit and a significant accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States“ (“PC”OB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-17

Critical Audit Matter Description:

As discussed in Note 7 of the notes to consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a Monte Carlo model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions of management, as well as the inputs to the Company’s Monte Carlo mode.

How the Critical Audit Matter was Addressed in the Audit:

Our principal audit procedures performed to address the critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement, and revaluation of the bifurcated derivatives.
•	We verified the note amount, interest rate, and maturity date to the supporting documentation and debt agreement, and examined terms and conditions of the note and confirmed the ending balance to the note holder.
•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.
•	We considered the adequacy of the disclosures in the consolidated financial statements in relation to convertible debt.

/s/ Turner, Stone & Company, LLP

We have served as the Company’s auditor since 2020.

Dallas, Texas

April 17, 2023

F-18

Stemtech Corporation

Consolidated Balance Sheets

	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash	$132,487	$828,206
Accounts receivable, net	34,767	10,720
Inventory, net	158,053	436,405
Prepaid expenses and other current assets	287,063	324,708
TOTAL CURRENT ASSETS	612,370	1,600,039

Property and equipment, net	27,296	33,168
Intangible assets, net	2,994,000	3,406,714
Long term deposits	23,065	38,692
Operating lease right-of-use assets, net	142,801	174,100
Goodwill	467,409	467,409
TOTAL ASSETS	$4,266,941	$5,720,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,396,543	$4,050,798
Operating lease liabilities, current	119,065	55,745
Notes payable	446,246	453,123
Convertible debentures, net of discount	482,885	602,787
Deferred revenues	39,170	–
Factoring liability	214,249	–
Derivative liabilities	2,717,633	4,224,585
TOTAL CURRENT LIABILITIES	7,415,791	9,387,038

Notes payable, long term	–	219,465
Operating lease liabilities, long term	23,068	119,065
TOTAL LIABILITIES	7,438,859	9,725,568

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS’ DEFICIT
Common stock - $0.01 par value; 200,000,000 shares authorized; 53,442,147 and 44,685,673 shares issued and outstanding as of December 31, 2022 and 2021, respectively	53,442	44,685
Additional paid in capital	19,391,400	10,116,296
Accumulated other comprehensive loss	(247,760)	(430,255)
Accumulated deficit	(21,631,241)	(13,086,318)
Stemtech Corporation stockholders’ deficit	(2,434,159)	(3,355,592)
Non-controlling interest in subsidiaries	(737,759)	(649,854)
TOTAL STOCKHOLDERS’ DEFICIT	(3,171,918)	(4,005,446)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,266,941	$5,720,122

See accompanying Notes to Consolidated Financial Statements

F-19

Stemtech Corporation

Consolidated Statements of Operations and Comprehensive Loss

	For The Years Ended
	December 31,
	2022	2021

NET SALES	$4,559,399	$4,321,245

COST OF GOODS SOLD:
Cost of goods sold	1,100,903	1,011,270
Freight-in	63,115	11,890
TOTAL COST OF GOODS SOLD	1,164,018	1,023,160

GROSS PROFIT	3,395,381	3,298,085

OPERATING EXPENSES:
Commissions	1,047,400	1,014,721
Selling and marketing	533,397	739,855
General and administrative	6,837,964	4,753,780
TOTAL OPERATING EXPENSES	8,418,761	6,508,356

OPERATING LOSS	(5,023,380)	(3,210,271)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liability	(3,223,271)	4,553,372
Interest expense	(4,097,843)	(8,330,201)
Other income and expenses, net	7,928	(124,009)
Gain on extinguishment of debt	3,799,356	–
TOTAL OTHER EXPENSE, NET	(3,513,830)	(3,900,838)

LOSS BEFORE INCOME TAXES	(8,537,210)	(7,111,109)

PROVISION FOR INCOME TAXES	(95,618)	–

NET LOSS	(8,632,828)	(7,111,109)

NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(87,905)	(33,646)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(8,544,923)	$(7,077,463)

Net loss per common share
Basic	$(0.19)	$(0.20)
Diluted	$(0.19)	$(0.20)

Shares used to compute loss per share
Basic	$46,014,138	$35,311,381
Diluted	$46,014,138	$35,311,381

Comprehensive loss
Net loss available to common stockholders	$(8,544,923)	$(7,077,463)
Change in foreign currency translation adjustments	182,495	(19,505)
Comprehensive loss available to common stockholders	$(8,362,428)	$(7,096,968)

See accompanying Notes to Consolidated Financial Statements

F-20

Stemtech Corporation

Consolidated Statements of Changes in Stockholders’ Deficit

	Common Stock		Additional		Accumulated Other Compre- hensive		Non-	Total
	No. of Shares	Amount	Paid-in Capital	Accumulated Deficit	Income (Loss)	Sub total	controlling Interest	Stockholders’ Deficit

Balance at December 31, 2020	34,246,498	$34,246	$8,269,563	$(6,008,855)	$(410,750)	$1,884,204	$(616,208)	$1,267,996

Effect of reverse merger transaction with Stemtech Corporation	540,000	539	(539)	–	–	–	–	–
Stock based compensation	2,030,744	2,031	787,143	–	–	789,173	–	789,173
Stock issued for services	1,652,591	1,653	240,347	–	–	242,000	–	242,000
Stock issued as debt discount	154,173	154	462,365	–	–	462,519	–	462,519
Stock issued upon acquisition of Globe Net	6,061,667	6,062	357,417	–	–	363,479	–	363,479
Foreign currency translation adjustment	–	–	–	–	(19,505)	(19,505)	–	(19,505)
Non-controlling interest	–	–	–	–	–	–	(33,646)	(33,646)
Net loss	–	–	–	(7,077,463)	–	(7,077,463)	–	(7,077,463)
Balance at December 31, 2021	44,685,673	$44,685	$10,116,296	$(13,086,318)	$(430,255)	$(3,355,592)	$(649,854)	$(4,005,446)

Balance at December 31, 2021	44,685,673	$44,685	$10,116,296	$(13,086,318)	$(430,255)	$(3,355,592)	$(649,854)	$(4,005,446)
Stock based compensation	–	–	439,053	–	–	439,053	–	439,053
Stock issued for services	3,584,344	3,586	3,553,546	–	–	3,557,132	–	3,557,132
Stock issued for cash	37,314	37	99,965	–	–	100,002	–	100,002
Conversion of convertible notes and accrued interest to common stock	4,114,816	4,114	823,886	–	–	828,000	–	828,000
Stock issued for loan extension	945,512	946	4,158,728	–	–	4,159,674	–	4,159,674
Shares issued as debt issuance cost	74,488	74	199,926	–	–	200,000	–	200,000
Foreign currency translation adjustment	–	–	–	–	182,495	182,495	–	182,495
Non-controlling interest	–	–	–	–	–	–	(87,905)	(87,905)
Net loss	–	–	–	(8,544,923)	–	(8,544,923)	–	(8,544,923)
Balance at December 31, 2022	53,442,147	$53,442	$19,391,400	$(21,631,241)	$(247,760)	$(2,434,159)	$(737,759)	$(3,171,918)

See accompanying Notes to Consolidated Financial Statements

F-21

Stemtech Corporation

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,632,828)	$(7,111,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	447,386	428,586
Operating leases	(1,378)	(102,325)
Stock compensation expense	3,996,187	1,031,173
Amortization of debt discount	2,428,539	602,787
Amortization Due to Conversion/Redemptions	1,457,542	–
Change in fair value of derivative liabilities	3,223,271	(4,553,372)
Gain on extinguishment of debt	(3,799,356)	–
Non-cash interest expense from issuance on debt (derivative)	–	6,816,739
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(24,047)	15,102
Inventory	278,352	(237,778)
Prepaid expenses and other current assets	37,645	(109,122)
Other assets	–	8,053
Accounts payable and accrued expenses	(683,058)	1,217,832
Long term deposits	15,627	(19,818)
Deferred revenues	39,170	–
Net cash used in operating activities	(1,216,948)	(1,914,093)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	611,266	3,321,969
Repayment of note payable	(586,783)	(658,230)
Net proceeds from factoring arrangement	214,249	–
Stock issued for cash	100,002	–
Proceeds from note payable - related parties	–	(35,000)
Net cash provided by financing activities	338,734	2,628,739

Effects of currency translation on cash	182,495	(19,505)

Net increase (decrease) in cash	(695,719)	695,141

Cash, beginning of year	828,206	133,065

Cash, end of year	$132,487	$828,206

Supplemental disclosure cash flow information:
Cash paid for interest	$36,205	$11,389
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Operating leases	$–	$187,734
Issuance of common stock for conversion of debt	$828,000	$–
Shares issued as debt discount	$200,000	$462,519

See accompanying Notes to Consolidated Financial Statements

F-22

STEMTECH CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

Note 1 – Organization and Basis of Presentation

Stemtech Corporation and its Subsidiaries (collectively, the “Company”) was incorporated in the State of Nevada, USA on September 4, 2009 under the previous name Globe Net Wireless Corp. On November 19, 2021, the Company adopted an Amendment to its Articles changing the name of the Corporation to Stemtech Corporation in the state of Nevada, and on April 14, 2022, FINRA gave final approval for said name change, as evidenced by the 8-K filed that date. Stemtech is a global network marketing company that develops science-based products that it believes supports wellness by helping the body maintain healthy stem cell physiology, also known as stem cell enhancers. Known as the Stem Cell Nutrition Company®, the Company is a pioneer in stem cell science, and believes it can demonstrate that adult stem cells function as the natural renewal system of the body. The Company believes our products enhance and support the work of the body’s stem cells by releasing more stem cells, helping to circulate them in the blood and migrate them into tissues, where they can perform their daily function of renewal for optimal health. Our mission is to enhance wellness and prosperity around the world. These products are marketed internationally by the Company’s subsidiaries and sold primarily through independent distributors. The Company markets its products under the following brands: RCM System, stemrelease3™, Stemflo® MigraStem™, OraStem® (Oral Health Care), and D-Fuze™ (Electromagnetic Frequency Blocker). Cellect One™ Rapid Renew Stem Cell Peptide Night Cream.

On August 19, 2021, Stemtech Corporation (“Stemtech”), a Delaware corporation, entered into a Merger Agreement (the “Merger Agreement”) with Globe Net Wireless Corp. (“Globe Net” or “GNTW”). The merger was accounted for as a reverse acquisition and recapitalization in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the merger and concluded, based on a consideration of the pertinent facts and circumstances, that Stemtech acquired Globe Net for financial accounting purposes. On November 9, 2021, the Company changed its fiscal year end from a fiscal year end of August 31 to a calendar year end of December 31.

The consolidated financial statements include the accounts of Stemtech (Parent) and its nine (9) subsidiaries:

1)       Stemtech HealthSciences Corp (U.S.A.) (“Stemtech HealthSciences”)

2)       Stemtech Canada, Inc. (“Canada”)

3)       Stemtech Health Sciences S. de R.L. de C.V. (“Mexico”)

4)       Stemtech Services SARL de C.V. (Mexico) (“Stemtech Mexico”)

5)       Stemtech Malaysia Holdings Sdn. Bhd. (“Malaysia Holdings”)

6)       Stemtech Malaysia Sdn. Bhd. (“Malaysia”)

7)       Stemtech Taiwan Holding, Inc. (“Taiwan”)

8)       Tecrecel S.A. (“Ecuador”)

9)       Food & Health Tech Foodhealth SA (“Ecuador FHTFH”)

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and considering the requirements of the United States Securities and Exchange Commission (“SEC”). All intercompany accounts and transactions have been eliminated in consolidation.

F-23

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

The Company has experienced recurring net losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $21.6 million and a working capital deficiency of approximately $6.8 million at December 31, 2022. The Company has funded its activities to date almost exclusively from debt and equity financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company will continue to require substantial funds to implement its new investment acquisition plans. Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments.

The Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements depends on its ability to execute its business plan, increase revenue, and reduce expenditures. Such conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid temporary investments purchased with original maturities of three months or less at the date of purchase to be cash equivalents. The Company has no cash equivalents as of December 31, 2022 and 2021. The Company maintains certain cash balances at several institutions located outside the United States. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventory

Inventory is comprised of finished goods and raw materials and is valued at the lower of cost or market, using the “first-in, first-out” method in determining cost. Management evaluates the allowance for inventory obsolescence on a regular basis and has determined that no allowance for slow moving or obsolete inventory is necessary as at December 31, 2022 and 2021.

Impairment of Long-Lived Assets

The Company assesses, on an annual basis, the recoverability of the carrying amount of intangible assets and long-lived assets used in continuing operations. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value. The Company evaluated its long-lived assets for any indications of impairment. The Company concluded that there was no impairment, however there can be no assurance that market conditions will not change or demand for the Company’s products will continue which could result in impairment of long-lived assets in the future.

F-24

Revenue Recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 606 “Revenues from Contracts with Customers.” Five basic steps must be followed before revenue can be recognized; (1) Identifying the contract(s) with a customer that creates enforceable rights and obligations; (2) Identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) Determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) Allocating the transaction price to the performance obligations in the contract, which requires the Company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) Recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer. The amount of revenue recognized is the amount allocated to the satisfied performance obligation.

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

Revenues from direct retail sales to consumers and revenues from independent distributors occur when title and risk of loss had passed, which generally occurs at the time the products are shipped. Revenues are recorded net of estimated sales returns and allowances. A sale of a product occurs either through a direct retail sale to consumers when a consumer orders a product directly from the Company or sold to one of our IBPs or sold to a customer and attributed to an IBP. Once a customer or an IBP places a direct order and pays via credit card, our sole obligation is to ship the product directly to the customer. All performance obligations for the revenue recognition are met upon shipment of goods to the customer, IBP or IBP’s customer or IBP after which the Company has no further obligations and recognized as revenue in accordance with ASC 606.

Revenues from direct retail sales to consumers and revenues from independent distributors occur when title and risk of loss had passed, which generally occurs at the time the products are shipped. Revenues are recorded net of estimated sales returns and allowances.

Allowances for product returns are provided at the time the sale is recorded. This liability is based upon historic return rates and the relevant return pattern, which reflects anticipated returns to be received over a period of up to one year following the original sale. As of both December 31, 2022 and 2021, the Company had a reserve for sales returns of approximately $7,000, which is included in accrued liabilities in the accompanying consolidated balance sheets.

Revenue from Contracts with Customers

The Company derives its revenue from four distinct sources: Independent Business Partners, Customers, Distributors (Licensors) and Wholesale Buyers. ASC Topic 606 requires further disaggregation of an entity’s revenue. In the following table, the Company's net sales are disaggregated by revenue sources for the years ended December 31, 2022 and 2021.

	For the years ended December 31,
Customer Type	2022		2021
Independent Business Partners	$3,929,619	86.2%	$3,598,849	83.3%
Customers *	313,218	6.9%	340,935	7.9%
Distributor (Licensor)	237,206	5.2%	289,081	6.7%
Wholesale Buyer	79,355	1.7%	92,380	2.1%
	$4,559,399	100.0%	$4,321,245	100.0%

There were no significant contract asset or contract liability balances for all periods presented. The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

The Company had no contract asset or liability balances at December 31, 2022 and 2021.

F-25

Comprehensive Loss

Other comprehensive loss in the accompanying consolidated financial statements relates to unrealized foreign currency translation adjustments.

Foreign Currency Translation

A portion of the Company’s business operations occur outside the United States. The local currency of each of the Company’s subsidiaries is generally its functional currency. All assets and liabilities are translated into U.S. Dollars at exchange rates existing at the balance sheet dates, revenue and expenses are translated at weighted-average exchange rates and stockholders’ equity is recorded at historical exchange rates. The resulting foreign currency translation adjustments are recorded as a separate component of stockholders’ equity in the consolidated balance sheets and as a component of comprehensive loss. Transaction gains and losses are included in other expense, net in the consolidated statements of operations and comprehensive loss.

Net Loss per Common Share, basic

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. For the years ended December 31, 2022 and 2021, the dilutive effect of 3,010,875 and 3,800,000, respectively, of common stock warrants have not been included in the average shares outstanding for the calculation of net loss per share as the effect would be anti-dilutive as a result of our net losses in these periods.

Fair Value Measurements

As defined in ASC 820 “Fair Value Measurements,” fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, accrued interest, notes payable and, convertible debentures. The carrying amounts of these financial instruments are of approximate fair value due to either length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements. The Company’s derivative liabilities are valued using option pricing models with Level 3 inputs.

F-26

Note 3 – Inventory

Inventory consists of the following components:

	December 31,	December 31,
	2022	2021
Finished goods	$103,297	$249,659
Raw materials	54,756	186,746
Total Inventory	$158,053	$436,405

Note 4 – Intangible Assets

On May 7, 2018, Stemtech Corporation purchased the assets of Stemtech International, Inc. (the “Former Parent Company”), out of a Chapter 7 Bankruptcy for $400,000 and assumed a $4,000,000 note from RBCD Holdings Inc (formerly RBCD Holdings LLC) (“RBCD Holdings”), a related party owned by the Company’s Directors, purchased an outstanding note at its face value of $4,000,000 from the Opus Bank (the “Opus Note”) and subsequently converted in 2019 into 2,000,000 shares of the Company’s common stock of which 250,000 shares of the Company’s stock was allocated to Charles Arnold, an officer and director.

Pursuant to a bankruptcy decree, the Company paid $400,000 in cash and assumed a note payable in the amount of $4,000,000 representing 100% percent of the issued and outstanding capital stock of Stemtech Canada, Inc. (Canada), Stemtech Health Sciences S. de R.L. de C.V. (Mexico), Stemtech Services SARL de C.V. (Mexico) (“Stemtech Mexico”), Ste, Stemtech New Zealand, Ltd. (“Stemtech New Zealand”), Stemtech Taiwan Holding, Inc. (U.S.A.), PT Stemtech Indonesia (Indonesia Pty Ltd.), Stemtech Korea (Korea) and Tecrecel S.A. (Ecuador); and Stemtech Malaysia Holdings S/B (Malaysian Parent) that owns two-thirds of its subsidiary Stemtech Malaysia Holding Sdn. Bhd. (Malaysia).

Fair Value of the Acquired Assets

The Company accounted for the acquisitions as business combinations using the acquisition method of accounting as prescribed in ASC Topic 805 Business Combinations (“ASC 805”) and ASC Topic 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, the Company assigned fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed as of the acquisition dates. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The excess purchase price has been recorded as goodwill in the amount of $467,409 at December 31, 2022 and 2021. The estimated useful life of the identifiable intangible assets is six to fourteen years. The goodwill is amortizable for tax purposes.

The components of the acquired intangible assets were as follows:

	Fair	Average
	Value	Estimated Life
Patent products	$2,344,900	14
Trade names & trademarks	1,106,000	Indefinite
Customer/distribution list	1,461,300	6
Accumulated amortization	(1,918,200)
Total	$2,994,000

F-27

Note 5 – Operating Lease Commitments

On August 16, 2021, the Company extended its office space lease with Sunbeam Properties Inc. to rent approximately 5,000 square feet of space in Miramar, Florida. The Company pays $8,900.65 per month in rent until the end of the extended lease September 30, 2024. The Company incurred lease expense for its operating leases of $85,629 and $105,673 for the years ended December 31, 2022 and 2021, respectively. The Company classified this lease as an operating lease and accordingly, recognized a lease liability and right of use asset of $187,734 at inception.

In June 2022, the Company entered into a lease for office space in Mexico which terminates on May 31, 2024.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of December 31, 2022:

Maturity of operating lease liabilities for the following fiscal years:
2023	$90,450
2024	63,851
Total undiscounted operating lease payments	154,301
Less: imputed interest	12,168
Present value of operating lease liabilities	$142,133

The Company’s operating leases do not provide an implicit rate that can readily be determined. Therefore, the Company uses a discount rate based on its incremental borrowing rate, which is determined using the average of borrowing rates explicitly stated in the Company’s convertible debt.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.75 years, with a weighted-average discount rate of 10%.

The Company incurred lease expense for its operating leases of $85,629 and $105,673 for the years ended December 31, 2022 and 2021, respectively.

Note 6 – Notes Payable

Schedule of notes payable as of:

	December 31, 2022	December 31, 2021
Secured Royalty Participation Agreements (1)	$150,000	$150,000
Vehicle and equipment loans (2)	11,246	18,123
Notes payable (3) (6)	285,000	285,000
Convertible notes payable, net of discount (4)	482,885	602,787
SBA loans (5)	–	219,465
Total notes payable, net of discount of $1,823,265 and $1,820,950 as of December 31, 2022 and 2021, respectively	$929,131	$1,275,375

(1)	During June 2018, the Company entered into two (2) Secured Royalty Participation Agreements with Profile Solutions, Inc. (“PSI”) in exchange for working capital loans totaling $150,000. The loan amounts were due in June of 2019, plus an IRR of 18%. In consideration of these loan obligations, The Company agreed to pay a monthly royalty for one year being the greater of: x) 10% of the loan amount or y) 1.5% of the monthly gross revenues. PSI claims that these loans are in default, but the Company contends the loans reflected the terms of these agreements were usurious and contends that the loans are not legally enforceable obligations. This case was dismissed by the Court. See Legal Part I, 3.1.

(2)	In 2019, Malaysia borrowed $27,295 to purchase a car. The note accrues interest at 4.42% and matures in 5 years with a balance due of $11,246 and $18,123 as of December 31, 2022 and 2021, respectively.

(3)	In 2019, the Company entered into various promissory notes with lenders in the aggregate principal balance of $375,000. The effective interest rates of the notes are 10% and mature within one year. In addition, the Company issued 45,000 shares of common stock in the aggregate for the commitment of resulting in a charge of $22,500 to debt discount. In 2020, the Company entered into various promissory notes with lenders in the aggregate principal balance of $225,000 with effective interest rates between 8% and 10% per annum. Each of these notes was extended until May 31, 2023. The outstanding balance of these notes and the notes issued in 2019 was $275,000 at both December 31, 2022 and 2021 plus $50,819 in accrued interest.

F-28

(4)

During the year ended December 31, 2021, the Company issued an aggregate of $2,423,738 of convertible promissory notes to investors. The notes had maturity dates between nine months and three years and have interest rates between 8% and 12% per annum. The notes were later extended and not in default. The Company also issued 154,173 shares of common stock and granted warrants to purchase 2,400,000 shares of common stock with exercise prices ranging between $2.685 and $3.00 per share. The value of the common stock and warrants were recorded as a discount of the note at fair value.

During the second quarter of 2022, one of the nine-month notes was extended for an additional 60 days, until August 1, 2022. As consideration for the 60-day extension, the Company agreed to pay 100,000 shares of common stock to the note holder, reduce the conversion price of the note, and reprice the associated warrants from $3.00 per share to $1.00 per share. The new conversion price shall be equal to the lower of (i) 50% of the lowest volume weighted average prices for common stock as reported at the close of trading on the market reporting trade prices for the common stock during the 30 trading days ending on, and including, the date of the notice of conversion and (ii) Closing Price on the Closing Date, not to exceed $2.25. On July 13, 2022, one of the notes was extended to September 1, 2022 in exchange for 183,780 warrants to purchase common stock at $3.00 per share, 75,512 shares of common stock and the principal amount of the note was increased by $70,833. On September 8, 2022, the note was further extended to May 26, 2023 and the interest rate increased from 10% to 18% per annum. The Company recognized $252,429 loss on extinguishment from the amendment of the note. On August 18, 2022, another note was further extended to September 30, 2022, in exchange for 200,000 shares of common stock. During the fourth quarter, the note was extended until May 31, 2023.

During the third and fourth quarters of 2022, the Company issued an aggregate of $400,000 of convertible notes payable net of discount, in various tranches. The notes accrue interest ranging between 10% and prime plus 8% per annum and mature nine months from the date of each issuance. In addition, the lenders received 95,115 warrants with an exercise price of the lowest of $2.685 or 65% of lowest traded price in preceding 30 days and 81,760 warrants with an exercise price of lowest of $2.685 or 50% of VWAP for the preceding 30 days, with all warrants having an expiry of 5 years from the date of issuance.

During the year ended December 31, 2022, $798,526 of principal and $25,473 of accrued interest was converted into 4,114,816 common shares leaving a balance, net of discount, of $482,885 and accrued interest of $381,259. as of December 31, 2022.

As of December 31, 2022, the outstanding gross principal balance for the three convertible notes was $1,400,000, $267,082, and $639,068, and the remaining unamortized debt discount for each note was $1,259,825, $183,391, and $380,049, respectively.

As of December 31, 2021, the outstanding gross principal balance for the three convertible notes was $1,400,000, $568,182, and $455,555, and the remaining unamortized debt discount for each note was $1,256,804, $252,900, and $311,246, respectively.

The aggregate balance of all three convertible notes payable, net of discount, as of December 31, 2022 and 2021 was $482,885 and $602,787, respectively.

(5)	During the year ended December 31, 2021, the Company was granted loans (the “PPP Loans”) from the Small Business Administration in the aggregate amount of $250,535, pursuant to the and Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Securities (“CARES”) Act, which was enacted March 27, 2020. The PPP Loans, which was in the form of a note that was granted in May 2020 and April 2021, matures in two years and accrues interest at a rate of 1.00% per annum, payable in monthly payments commencing six months after loan disbursement. The note may be prepaid by the Company at any time prior to maturity with no prepayment penalties. Under the terms of the PPP, certain amounts of the PPP Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act. On May 11, 2022, the SBA granted forgiveness of one of the outstanding PPP loans for $124,300. On July 15, 2022, the SBA forgave the other PPP loan for $124,372. As of December 31, 2022 and 2021, the balance of the PPP Loans was $0 and $219,465, respectively.

(6)	On October 20, 2021, The Company issued two promissory notes to investors for a total of $10,000. One of these notes was paid in full on January 18, 2023. The other has been extended until May 20, 2023.

Note 7 – Derivative Liabilities

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, which gives rise to a derivative liability which is a non-cash liability. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Pursuant to ASC Sub Topic 815-15 Embedded Derivatives (“ASC 815-15”), the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

F-29

Schedule of Derivative Liabilities

	Derivative Liability - Convertible Notes	Derivative Liability - Warrants	Total
Balance as of December 31, 2020	$–	$–	$–
Change due to issuances	4,114,227	4,663,730	8,777,957
Change in fair value	(2,861,830)	(1,691,542)	(4,553,372)
Balance as of December 31, 2021	1,252,397	2,972,188	4,224,585
Change due to issuances	3,401,528	1,964,761	5,366,289
Change due to redemptions	(2,850,311)	(7,246,201)	(10,096,512)
Change in fair value	840,180	2,383,091	3,223,271
Balance as of December 31, 2022	$2,643,794	$73,839	$2,717,633

The Company used a Monte Carlo model to estimate the fair value of its derivatives. A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the fair value of derivative liabilities during the years ended December 31, 2022 and 2021 is as follows:

December 31,
	2022	2021
Stock price	$0.09 - $10.85	$1.77 - $3.99
Contractual term (in years)	0.00 - 5.00	0.58 - 3.00
Volatility (annual)	47.4% - 236%	48.8% - 61.3%
Risk-free rate	0.19% - 4.38%	0.19% - 0.47%

Note 8 – Financing Arrangement

During the year ended December 31, 2022, the Company entered into five non-recourse agreements for the sale of future receipts receiving gross proceeds of $528,984 which provides the Company with the ability to convert our account receivables into cash. Under the terms of the agreements, the Company must pay a specified amount each day until the financed receivables are fully paid. The agreements have an effective interest rate within the range of approximately 36% and 40%, which includes a discount of $143,446. The outstanding balance is secured by an interest in virtually all assets of the Company, with a first security interest in accounts receivable.

The Company accounts for these agreements as a financing arrangement, with the purchase price recorded as a liability and daily repayments made are a reduction of the liability. As of December 31, 2022, there was an outstanding balance of $292,636 which is presented net of a discount of $78,387. There was no outstanding balance as of December 31, 2021.

Note 9 – Stockholders’ (Deficit) Equity

Stock issued upon acquisition of Globe Net

Pursuant to the Merger Agreement between Stemtech and Globe Net (see note 1), the Company agreed to issue common stock to settle all outstanding notes payable of Globe Net. In October 2021 and November 2021, the Company issued an aggregate of 6,061,667 shares of common stock which settled $363,479 of notes payable.

At the time of closing, Globe Net had 10,800,000 shares issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights. As part of the reverse merger, these Globe Net shares were reduced to 540,000 as part of the 1 for 20 reverse stock split. The total number of shares retained by Globe Net shareholders, including post-split shares and including notes converted into equity shall equal 6,601,667 shares of common stock post-merger.

F-30

Shares issued as debt issuance costs

During the year ended December 31, 2021, the Company issued 154,173 shares of common stock to a lender to cover the financing costs. The shares were valued on the day of issuance at $3.00 per share for a total value of $462,519. This amount was treated as financing costs and recorded as a discount to notes payable.

During the year ended December 31, 2022, the Company issued 74,488 shares of common stock to a lender to cover the financing costs. The shares were valued on the day of issuance at $2.68 per share for a total value of $200,000. This amount was treated as financing costs and recorded as a discount to notes payable.

Stock issuance for services and stock -based compensation

During the years ended December 31, 2022 and 2021, the Company issued 3,584,344 and 1,652,591 shares of common stock respectively, to officers, employees and vendors for services valued at $3,216,111 and 242,000, respectively. The Company also recognized $439,053 of expense relating to the vesting of common stock issued to Chairman and CEO during the year ended December 31, 2022.

Stock issued for loan extension

On June 8, 2022, the Company issued 100,000 shares of common stock valued at $300,000 to one of its note holders per the loan extension agreement (see Note 3). The Company recognized $878,806 loss on extinguishment of the note.

On July 13, 2022, the Company entered into an amendment of its original promissory convertible note of September 1, 2021 with the note holder. The terms of the original note was amended to increase the principal balance of the note by $70,833; as well as granting 186,220 warrants and 75,512 common shares as consideration for a 90-day extension of the note. The common shares were issued to the lender as well as the original 74,488 common shares that were to be issued upon entering into the original loan agreement dated September 1, 2021. The Company recognized $955,658 loss on extinguishment of the note.

On August 18, 2022, the Company entered into an additional amendment of a previous amendment dated May 31, 2022, of its original promissory convertible note executed on September 3, 2021. Under the terms of the new amendment dated, August 18, 2022, the note is extended until September 30, 2022 and in exchange, the Company agreed to provide the note holder with 200,000 shares of common stock. In addition, the note holder also agreed to cancel 500,000 warrants previously issued to the note holder in exchange for an additional 200,000 shares of Company’s common stock. The Company recognized $423,176 loss on extinguishment of the note and a $1,183,544 gain on extinguishment upon cancellation of the warrants and derivative liabilities associated with the warrants.

On August 26, 2022, the Company cancelled 370,000 warrants previously issued to a note holder in exchange for the 370,000 common shares valued at $1,213,710. The Company recognized a $4,106,707 gain on extinguishment upon cancellation of the warrants and derivative liabilities associated with the warrants that was partially offset by a loss on extinguishment of $77,960.

Conversion of convertible notes and accrued interest to common stock

On September 19, 2022, the Company, under the terms of the note, issued 329,670 common shares upon the conversion of $148,870 in notes payable plus $1,250 in transaction fees. Upon conversion and settlement of the derivative liability, the Company recognized a $214,655 gain on extinguishment.

On September 20, 2022, the Company, under the terms of the note, issued 250,438 common shares upon the conversion of $100,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $100,808 gain on extinguishment.

On September 29, 2022, the Company, under the terms of the note, issued 1,355,222 common shares upon the conversion of $388,000 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $341,156 gain on extinguishment.

On December 9, 2022, the Company, under the terms of the note, issued 256,410 common shares upon the conversion of $39,744 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $41,435 gain on extinguishment.

On December 9, 2022, the Company, under the terms of the note, issued 1,923,077 common shares upon the conversion of $148,077 in notes payable. Upon conversion and settlement of the derivative liability, the Company recognized a $148,254 gain on extinguishment.

F-31

Note 10 – Related Parties

Notes Payable and Accrued Interest – Related Parties

On May 15, 2020, the Company received a $10,000 loan from John W. Meyer, a related party. A promissory note was issued in the amount of $10,000 with a maturity date of August 15, 2020 (the “Meyer Note”). Interest on the Meyer Note accrued on the principal amount at the rate of eight and one-half percent (8.5%) per annum, payable in full including any accrued interest and late fees on August 15, 2020 and shall continue to accrue until paid in full. As of December 31, 2020, the Company owed $10,000 principal amount of the Meyer Note, plus $543 in interest. On June 29, 2021, John Meyer extended the Meyer Note until December 31, 2021. This note was paid in full in September 2021.

In addition, on December 10, 2020, the Company received a $25,000 loan from Charles S. Arnold, a related party. A promissory note was issued in the amount of $25,000 with a maturity date of December 10, 2021 (the “Arnold Note”). Interest on the Arnold Note accrued on the principal amount at the rate of eight percent (8%) per annum, payable in full including any accrued interest and late fees on December 10, 2021 and shall continue to accrue until paid in full. As of December 31, 2020, the Company owed $25,000 principal amount of the Arnold Note, plus $117 in interest. On June 29, 2021, Charles S. Arnold extended the Arnold Note until December 31, 2021. This note was paid in full in September 2021.

During the year ended December 31, 2022, the Company entered into the following related party transactions:

•	It recognized $250,000 in accrued salary for its Chairman and CEO in addition to the Company amortized $439,054 ($145,549 in 2021) of previous stock compensation granted to its Chairman and CEO that is being amortized over 82 months;
•	On September 7, 2022, the Company granted 974,344 common shares of the Company to past and current directors for past services with a fair value of $2,806,111.
•	On December 29, 2022, the Company granted 1,500,000 common shares of the Company to current directors for current services with a fair value of $150,000.
•	A current director previous advanced $100,000 with an interest rate of 5% for which the Company accrued $7,604 ($7,538 in 2021) as interest expense and included in Accounts payable and accrued liabilities.
•	On December 29, 2022, the Company granted its Corporate Secretary 600,000 common shares of the Company for past services with a fair value of $60,000 in addition to $8,000 in cash that was paid during the year.
•	A company with a common director advanced the Company $1,400,000 at 10% on September 1, 2021 for which the Company accrued $140,000 ($35,000 in 2021) in interest for the year and included in accounts payable and accrued liabilities. This note is also described in Note 6.
•	The Company paid its CFO $7,500 in fees during the year.

In addition, as of December 31, 2022, the Company owes Officers $179,509 that is included in accounts payable and accrued liabilities.

On September 1, 2021, Charles S. Arnold, an officer and director of the Company, received 1,000,000 shares of restricted stock of the Company’s common stock as additional compensation, vesting 62,500 shares quarterly beginning October 1, 2024 with a fair value of $3,000,000 at the time of issuance. The amortization began on September 1, 2021 and ends June 30, 2028, or 82 months. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(i), as of December 31, 2022 and 2021, unamortized future compensation cost was $2,415,397 and $2,854,451, respectively.

F-32

Note 11 – Segment and Geographic Information

Operating segments are identified as components of an enterprise about which separate discreet financial information is available for evaluation by the chief operating officer, or chief executive officer, in making decisions on how to allocate resources and assess performance.

The Company is operated and managed geographically, and management evaluates performance and allocates the Company’s resources on a geographic basis. Operating segments’ measure of profitability is based on loss from operations. The accounting policies for the reportable operating segments are the same as for the Company taken as a whole. The Company has three reportable operating segments: North America (including its subsidiaries in United States and Canada), Latin America (including subsidiaries in Mexico and Ecuador) and Asia (including its subsidiaries in Malaysia, Taiwan and Indonesia).

Information about operating segments is as follows:

	Year Ended December 31,
	2022	2021
Geographic Net Sales:
Americas	$1,547,056	$1,866,154
Latin America	2,501,416	1,668,252
Asia	510,927	786,839
Total Net Sales	$4,559,399	$4,321,245

Cost of Goods Sold:
Americas	$279,246	$304,615
Latin America	723,544	443,191
Asia	161,228	275,354
Total Cost of Goods Sold:	$1,164,018	$1,023,160

Operating Expenses:
Americas	$6,057,305	$3,748,307
Latin America	1,823,365	2,059,381
Asia	538,091	700,668
Total Operating Expenses	$8,418,761	$6,508,356

Loss from operations:
Americas	$(4,789,494)	$(2,186,768)
Latin America	(45,493)	(834,320)
Asia	(188,393)	(189,183)
Total Loss from Operations	$(5,023,380)	$(3,210,271)

Total Assets by Geographic Location
Americas	$3,986,976	$5,211,878
Latin America	198,609	284,788
Asia	81,356	223,456
Total Assets	$4,266,941	$5,720,122

F-33

Note 12 – Commitments and Contingencies

Legal proceedings

In December 2018, PSIQ Inc. filed a lawsuit against the Company in The Circuit Court Of The 17th Judicial District In And For Broward County, Florida, alleging non-payment of a combined loan in the amount of $150,000. The Company vigorously objected to the legality of the interest charged, and filed a dispositive Motion for Dismissal, which was granted on March 15, 2023. The case against Stemtech was dismissed on March 16, 2023.

On August 6, 2019, Ray Carter, the former CEO prior to the Company’s Bankruptcy, filed a lawsuit against the Company’s subsidiary Stemtech HealthSciences, in the 17th Judicial Circuit Court of Florida, alleging unpaid salary and vacation time dating to a period predating the Company’s current management team taking control in 2018. Mr. Carter’s claim seeks damages in the amount of $267,000, alleging he is owed this amount for prior unpaid salary and vacation time that he was entitled to. On September 27, 2021, the Company filed counter-claims against Ray Carter personally and deems this matter non-meritorious. Stemtech’s counter-suit claims are: 1) Breach of Fiduciary Duties; 2) Tortious interference with a Contractual Relationship; 3) Trade Secret Misappropriation: 4) Conversion – company vehicle; and 5) Unjust enrichment. Stemtech requests the Court enter judgment against Counter-Defendant, Ray Carter, for all damages, as well as prejudgment and post-judgment interest, costs, attorney’s fees, and all other relief the Court deems just and proper. At the same time, the Company has accrued $267,000 which is included in accounts payable and accrued expenses in the accompanying consolidated financial statements as of December 31, 2022 and 2021. Mr. Carter’s request for Summary Judgment was dismissed by the Court on March 3, 2023. These proceedings are pending in the Circuit Court for the 17th Judicial Circuit in and for Broward County, Florida.

On March 4, 2020, Canon Financial Services, Inc., filed a lawsuit against the Company in the Superior Court of New Jersey, Law Division, Burlington County, concerning a dispute over office machine leases. The Company settled this matter with Canon Financial Services out of court and a Stipulation of Dismissal with Prejudice was filed on May 9, 2023.

In the opinion of management, the resolution of these matters, if any, will not have a material adverse impact on the Company’s consolidated financial position or consolidated results of operations.

Note 13 – Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The FASB has issued ASC 740 “Income Taxes”. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.

If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2022.

F-34

The domestic and foreign components of loss before provision for income taxes were as follows:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Domestic	$(8,551,252)	$(6,083,667)
Foreign	14,042	(1,027,442)
Loss before provision for income taxes	$(8,537,210)	$(7,111,109)

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2022 and 2021 is as follows:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Loss before income taxes	$(8,537,210)	$(7,111,109)
Taxes benefits under statutory US tax rates	(1,792,814)	(1,493,333)
Increase (decrease) in taxes resulting from:
Increase in valuation allowance	2,697,747	2,984,299
Foreign tax rate differential	110,120	(73,413)
Permanent differences	(495,637)	(955,027)
State taxes	(423,798)	(462,526)
Provision for income taxes	$95,618	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following:

	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforwards	$6,132,841	$4,369,537
Stock based compensation	1,664,597	732,868
Intangibles	(83,111)	(88,159)
Depreciation	(1,986)	–
Other	(209)	140
Total deferred tax assets	7,712,132	5,014,385

Valuation allowance	(7,712,132)	(5,014,385)
Net deferred tax assets (liabilities)	$–	$–

At December 31, 2022, the Company had net operating loss (“NOL”) carryforwards of approximately $24.4 million that may be offset against future taxable income. Of the $24.4 million of net operating losses, U.S. Federal and state net operating losses accounted for $20.6 million and are subject to limitation under IRC Section 382. The U.S. net operating losses are limited to utilization of 80% of taxable income but do not have an expiration. At December 31, 2022, the Company had $ 3.8 million of non-US NOL carryforwards.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2022 and 2021, respectively.

Prior to 2018, when the Company was acquired by the current management, the Mexican Tax Authorities completed an audit of Stemtech Mexico for the 2013 fiscal year and issued a preliminarily assessment of $2.5 million tax liability including interest and penalties. The Company had argued to date that this assessment was unfounded and on June 3, 2022, the Mexican Tax Court dismissed the claim asserted by the Mexican Tax Authorities. The Company, related to this assessment, owes no taxes whatsoever to the Mexican government.

F-35

Note 14 – Subsequent Events

Management of the Company has performed a review of all events and transactions occurring after the consolidated balance sheet date to determine if there were any such events or transaction requiring adjustment to or disclosure in the accompanying consolidated financial statements, noting that no such events or transactions occurred other than the following items:

On January 13, 2023, the Company, under the terms of one of its note agreements, issued 2,600,000 shares of common stock of the Company at $0.05 per share for the conversion of $130,000 of notes payable.

On January 23, 2023, the Company, under the terms of one of its note agreements, issued 2,666,763 shares of common stock of the Company at $0.05 per share for the conversion of $133,338 of notes payable.

One February 9, 2023, the Company issued 27,898 shares of common stock of the Company valued at $40,694 to consultants for services.

On March 7, 2023, the Company acquired 100% of the issued and outstanding stock of Life Factor Research (“LFR”), a Wyoming corporation. The consideration paid by the Company for acquiring LFR was the Company’s issuance of 2,400,000 shares of common stock of the Company valued at $272,400.

On March 27, 2023, the Company and an institutional investor executed an investment agreement for up to $7,000,000 through a convertible promissory note, share purchase agreement and warrant agreement. Per the terms of the agreement, the Company was tendered an initial $1,000,000, with further disbursements to follow. The agreement has a 12% original issue discount and carries interest at 7% per annum. The Company has an open right of redemption at 125% of face value.

F-36

Up to 189,121,101 Shares of Common Stock

PROSPECTUS

August 31, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$–
Legal fees and expenses	$–
Accounting fees and expenses	$–
Miscellaneous fees and expenses	$–
Total	$–

Item 14. Indemnification of Directors and Officers.

Each of our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers. Our Bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, without more, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company may by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees and agents of the Company with the same scope and effects as the indemnification provisions for officers and directors.

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the United States Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the three-month period ended June 30, 2023, the Company did not issue any shares not previously reported in a Current Report on Form 8-K.

II-1

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit	Description
3.1	Articles of Incorporation and Certificate of Amendment, filed as an exhibit to Globe Net’s registration statement on Form S-1 filed on February 11, 2011, and incorporated herein by reference.
3.2*	Certificate of Amendment filed on May 5, 2023.
3.3	By-Laws, filed as an exhibit to Globe Net’s registration statement on Form S-1 filed on February 11, 2011, and incorporated herein by reference.
4.1	Form of Series 1 Warrant (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
4.2	Form of Series 2 Warrant (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
4.3	Form of Common Share Purchase Warrant issued to MCUS, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on March 31, 2023)
4.4	Warrant Agreement of September 10, 2021, with Sharing Services Global Corporation (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2021)
5.1**	Opinion of Lucosky Brookman LLP
10.1	Securities Purchase Agreement dated March 27, 2023 between the Company and the Selling Stockholder (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
10.2	Senior Secured Convertible Promissory Note issued in favor of the Selling Stockholder dated March 27, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
10.3	Security Agreement dated March 27, 2023 between the Company and the Selling Stockholder (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
10.4	Registration Rights Agreement dated March 27, 2023 between the Company and the Selling Stockholder (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on March 30, 2023).
10.5	Securities Purchase Agreement of September 10, 2021, with Sharing Services Global Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2021)
10.6	Convertible Promissory Note of September 10, 2021, with Sharing Services Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2021)
10.7	Convertible Promissory Note of September 1, 2021, with Leonite Fund I LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.8	Securities Purchase Agreement of September 1, 2021, with Leonite Fund (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.9	Warrant Agreement of September 1, 2021, with Leonite Fund I LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.1	Convertible Promissory Note of September 1, 2021, with MCUS, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021)
10.11	Securities Purchase Agreement of September 1, 2021, with MCUS, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.12	Warrant Agreement of September 1, 2021, with MCUS, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.13	Registration Rights Agreement of September 1, 2021, with MCUS, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2021).
10.14	Global Settlement & Exchange of Senior Secured Convertible Promissory Note dated February 28, 2023 with Leonite Fund I, LP. (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form S-1 filed with the Commission on May 11, 2023).

II-2

10.15*	Amendment to Convertible Promissory Note with Sharing Services Global Corporation dated May 1, 2023
10.16*	Amendment to Convertible Promissory Note with MCUS, LLC dated April 11, 2023
21.1*	List of Subsidiaries
23.1*	Consent of Turner, Stone & Company, L.L.P.
23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table

+	Indicates management contract or compensatory plan.
*	Filed herewith.
**	To be filed by amendment.

(b)	Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Naples, State of Florida, on August 31, 2023.

Stemtech Corporation

By:	/s/ Charles S. Arnold
	Name:	Charles S. Arnold
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles S. Arnold	Chief Executive Officer, Director	August 31, 2023
Charles Arnold	(Principal Executive Officer)

*	Chief Financial Officer	August 31, 2023
James S. Cardwell	(Principal Financial and Accounting Officer)

*	President, Chief Operating Officer, Director	August 31, 2023
John W. Meyer

*	Director	August 31, 2023
John Thatch

*	Director	August 31, 2023
Benjamin Kaplan

*	Director	August 31, 2023
Darryl V. Green

* By:	/s/ Charles S. Arnold
Charles S. Arnold, Attorney-in-fact

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